                                                                  EXECUTION COPY







                            STOCK PURCHASE AGREEMENT
                                  by and among
                              CN BIOSCIENCES, INC.,
                                    as Buyer,
              DAVID W. DUBBELL, DENNIS ALMOND, CORRINE FETHERSTON,
                LISA JOHNSON, ROBERT MIERENDORF, WARREN KROEKER,
                 BARBARA MORRIS, ROBERT NOVY and TOM VAN OOSBREE
                                   as Sellers,
                                       and
                                 PEL-FREEZ, INC.

                                   Dated as of
                                November 25, 1997


*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                TABLE OF CONTENTS

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                             ARTICLE I. DEFINITIONS


                          ARTICLE II. SALE AND PURCHASE

SECTION 2.1.  Agreement to Sell and to Purchase...................................................................11
SECTION 2.2.  Closing.............................................................................................11
SECTION 2.3.  Purchase Price; [**************]; Earn-Out Amount...................................................11
SECTION 2.4.  Preparation of Effective Date Financial Statements; Purchase Price Adjustment.......................13

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 3.1.  Ownership; Title to the Shares......................................................................15
SECTION 3.2.  Authority...........................................................................................15
SECTION 3.3.  Corporate Organization..............................................................................15
SECTION 3.4.  Capitalization......................................................................................16
SECTION 3.5.  Subsidiaries........................................................................................16
SECTION 3.6.  No Conflict or Violation............................................................................16
SECTION 3.7.  Consents and Approvals..............................................................................17
SECTION 3.8.  Financial Statements................................................................................17
SECTION 3.9.  Liabilities for Borrowed Money; Absence of Undisclosed Liabilities; Guarantees......................18
SECTION 3.10.  Interests in Real Property.........................................................................18
SECTION 3.11.  Personal Property..................................................................................19
SECTION 3.12.  Intellectual Property; Intangible Assets...........................................................20
SECTION 3.13.  Compliance with Law................................................................................21
SECTION 3.14.  Licenses, Permits and Governmental Approvals.......................................................21
SECTION 3.15.  Environmental Matters..............................................................................22
SECTION 3.16.  Litigation.........................................................................................23
SECTION 3.17.  Contracts..........................................................................................24
SECTION 3.18.  Accounts Receivable................................................................................24
SECTION 3.19.  Inventories........................................................................................25
SECTION 3.20.  Catalogs, Brochures and Advertisements.............................................................25
SECTION 3.21.  Warranties.........................................................................................25
SECTION 3.22.  Customers and Suppliers............................................................................25
SECTION 3.23.  Products Liability.................................................................................26
SECTION 3.24.  Insurance..........................................................................................26
SECTION 3.25.  Transactions with Directors, Officers and Affiliates...............................................27
SECTION 3.26.  Propriety of Past Payments.........................................................................28

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*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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SECTION 3.27.  Employee Plans.....................................................................................28
SECTION 3.28.  Labor Matters......................................................................................28
SECTION 3.29.  Absence of Certain Changes or Events...............................................................29
SECTION 3.30.  Tax Matters........................................................................................32
SECTION 3.31.  Accuracy of Information............................................................................33

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF DUBBELL

SECTION 4.1.  Corporate Organization..............................................................................33
SECTION 4.2.  Capitalization......................................................................................33
SECTION 4.3.  Subsidiaries........................................................................................34
SECTION 4.4.  Validity of Agreement...............................................................................34
SECTION 4.5.  No Conflict or Violation............................................................................34
SECTION 4.6.  Consents and Approvals..............................................................................34
SECTION 4.7.  Financial Statements................................................................................34
SECTION 4.8.  Tax Matters.........................................................................................35
SECTION 4.9.  Holding Company.....................................................................................36
SECTION 4.10.  Licenses, Permits and Governmental Approvals.......................................................37
SECTION 4.11.  Compliance with Law................................................................................37
SECTION 4.12.  Environmental Matters..............................................................................38
SECTION 4.13.  Litigation.........................................................................................39
SECTION 4.14.  Contracts..........................................................................................40
SECTION 4.15.  Intercompany Accounts..............................................................................40
SECTION 4.16.  Propriety of Past Payments.........................................................................40
SECTION 4.17.  Employee Plans.....................................................................................41
SECTION 4.18.  Absence of Certain Changes or Events...............................................................44
SECTION 4.19.  Parent's Liabilities...............................................................................46
SECTION 4.20.  Other Properties...................................................................................46
SECTION 4.21.  Accuracy of Information............................................................................46

             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE BUYER

SECTION 5.1.  Corporate Organization..............................................................................47
SECTION 5.2.  Validity of Agreement...............................................................................47
SECTION 5.3.  No Conflict or Violation; No Defaults...............................................................47
SECTION 5.4.  Consents and Approvals..............................................................................47
SECTION 5.5.  Investment Representation...........................................................................47
SECTION 5.6.  Financial Capability................................................................................48

                              ARTICLE VI. COVENANTS

SECTION 6.1.  Redemption Transaction..............................................................................48
SECTION 6.2.  Continued Development of Novagen Brand Products.....................................................48
SECTION 6.3.  Non-Solicitation of Employees.......................................................................48
SECTION 6.4.  Access to Properties and Records....................................................................48

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.
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
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SECTION 6.5.  Negotiations........................................................................................49
SECTION 6.6.  Consents and Approvals..............................................................................49
SECTION 6.7.  Commercially Reasonable Efforts.....................................................................49
SECTION 6.8.  Notice of Breach....................................................................................49
SECTION 6.9.  Confidential Information............................................................................50
SECTION 6.10.  Tax Covenants......................................................................................50
SECTION 6.11.  Release of Resigning Directors and Officers; Assumption of Obligations.............................51
SECTION 6.12.  Actions of Sellers.................................................................................52
SECTION 6.13.  Change of Name of the Parent.......................................................................52
SECTION 6.14.  Transfer of Corporate Books and Records............................................................52
SECTION 6.15.  Employee Relations and Benefits....................................................................53
SECTION 6.16.  Further Assurances.................................................................................55
SECTION 6.17.  Post-Closing Management of Promega Dispute.........................................................55
SECTION 6.18.  Intercompany Accounts..............................................................................56
SECTION 6.19.  Continuation of Company's Business.................................................................56
SECTION 6.20  Releases from Liability.............................................................................56
SECTION 6.21  Ancillary Agreements................................................................................57
SECTION 6.22 Closing Documentation................................................................................57
SECTION 6.23. Actions of Buyer....................................................................................57

               ARTICLE VII. CONDITIONS TO OBLIGATIONS OF THE BUYER

SECTION 7.1.  Representations and Warranties of the Sellers.......................................................57
SECTION 7.2.  Performance of the Sellers' Obligations.............................................................57
SECTION 7.3.  Redemption Transaction..............................................................................58
SECTION 7.4.  Receipt of Documents................................................................................58
SECTION 7.5.  Consents and Approvals..............................................................................58
SECTION 7.6.  No Violation of Orders..............................................................................59
SECTION 7.7.  No Material Adverse Change..........................................................................59
SECTION 7.8.  Discharge of Indebtedness; Release of Liens.........................................................59
SECTION 7.9.  Opinion of Counsel..................................................................................59
SECTION 7.10.  Legal Matters......................................................................................59

             ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF THE SELLERS

SECTION 8.1.  Representations and Warranties of the Buyer.........................................................60
SECTION 8.2.  Performance of the Buyer's Obligations..............................................................60
SECTION 8.3.  Consents and Approvals..............................................................................60
SECTION 8.4.  No Violation of Orders..............................................................................60
SECTION 8.5.  Opinion of Counsel..................................................................................60
SECTION 8.6.  Legal Matters.......................................................................................60

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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                           ARTICLE IX. INDEMNIFICATION
SECTION 9.1.  Indemnification by the Sellers and the Buyer........................................................61
SECTION 9.2.  Procedures..........................................................................................63
SECTION 9.3.  Procedures Relating to Tax Claims...................................................................65
SECTION 9.4.  Limitations on Indemnity............................................................................65
SECTION 9.5.  Set Off Against Earn-Out Payments...................................................................66
SECTION 9.6.  Purchase Price Adjustment...........................................................................66
SECTION 9.7.  Insurance...........................................................................................66
SECTION 9.8.  Exclusive Remedies..................................................................................66
SECTION 9.9.  Disclaimer..........................................................................................66

                     ARTICLE X. TERMINATION AND ABANDONMENT

SECTION 10.1.  Methods of Termination; Upset Date.................................................................67
SECTION 10.2.  Procedure Upon Termination.........................................................................68

                      ARTICLE XI. MISCELLANEOUS PROVISIONS

SECTION 11.1.  Representation of Sellers by Sellers' Agents.......................................................68
SECTION 11.2.  Nature and Survival of Representations, Etc........................................................69
SECTION 11.3.  Publicity..........................................................................................69
SECTION 11.4.  Successors and Assigns; No Third-Party Beneficiaries...............................................69
SECTION 11.5.  Brokers, Finders and Financial Advisors............................................................70
SECTION 11.6.  Fees and Expenses..................................................................................70
SECTION 11.7.  Notices............................................................................................70
SECTION 11.8  Release under Seller's Escrow Agreement.............................................................72
SECTION 11.9.  Entire Agreement...................................................................................73
SECTION 11.10.  Waivers and Amendments............................................................................73
SECTION 11.11.  Severability......................................................................................73
SECTION 11.12.  Titles and Headings...............................................................................73
SECTION 11.13.  Signatures and Counterparts.......................................................................73
SECTION 11.14.  Enforcement of the Agreement......................................................................74
SECTION 11.15.  Governing Law.....................................................................................74
SECTION 11.16.  Knowledge.........................................................................................74

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Exhibits

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
       Exhibit A-1      Shareholders of Novagen, Inc.
       Exhibit A-2      Shareholders of Novagen, Inc. as of the Closing Date
       Exhibit B        Form of Opinions of Counsel to the Parent, Dubbell and the Company Minority Shareholders
       Exhibit C        Form of Opinion of Buyer's Counsel
       Exhibit D        Form of Certificate of Non-Foreign Status
       Exhibit E        Sellers' Escrow Agreement
       Exhibit F        [************************]
       Exhibit G        Mierendorf Employment Agreement
       Exhibit H        rRTF Assignment and License Agreement
       Exhibit I        BEVSCO Agreement
       Exhibit J        CIMPRO Agreement
       Exhibit K        Terms of Agreements

Disclosure Schedule

      Company

      Section 3.3       Corporate Organization
      Section 3.6       Conflicts or Violations
      Section 3.7       Consents and Approvals
      Section 3.8       Financial Statements
      Section 3.9       Liabilities for Borrowed Money
      Section 3.10      Real Property Interests
      Section 3.11      Personal Property
      Section 3.12      Intellectual Property; Intangible Assets
      Section 3.13      Compliance with Laws
      Section 3.14      Licenses, Permits and Governmental Approval
      Section 3.15      Environmental Matters
      Section 3.16      Litigation
      Section 3.17      Contracts
      Section 3.18      Accounts Receivable
      Section 3.20      Catalogs, Brochures and Advertisements
      Section 3.21      Warranties
      Section 3.22      Customers and Suppliers
      Section 3.24      Insurance
      Section 3.25      Transactions with Directors, Officers and Affiliates
      Section 3.26      Past Payments
      Section 3.28      Labor Matters
      Section 3.29      Certain Changes or Events
      Section 3.30      Tax Matters

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

      Parent
      ------

      Section 4.1       Corporate Organization
      Section 4.2       Options
      Section 4.3       Subsidiaries
      Section 4.5       Conflicts or Violations
      Section 4.6       Consents and Approvals
      Section 4.8       Taxes
      Section 4.9       Parent Lease
      Section 4.10      Licenses
      Section 4.11      Compliance with Laws
      Section 4.12      Environmental Matters
      Section 4.13      Litigation
      Section 4.14      Contracts
      Section 4.16      Past Payments
      Section 4.17      Employee Plans
      Section 4.18      Certain Changes or Events

      Other

      Section 6.15      Employee Relations and Benefits

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of November 25, 1997, by and among

         CN BIOSCIENCES, INC., a Delaware corporation (the "BUYER");

         DAVID W. DUBBELL ("DUBBELL");

         DENNIS ALMOND, CORRINE FETHERSTON, LISA JOHNSON, ROBERT MIERENDORF, WARREN KROEKER, BARBARA MORRIS, ROBERT NOVY and TOM VAN OOSBREE (collectively, the "COMPANY MINORITY SHAREHOLDERS" and, together with Dubbell, the "SELLERS"); and

         PEL-FREEZ, INC., an Arkansas corporation (the "PARENT").

                              W I T N E S S E T H:

         WHEREAS, Dubbell is the owner of all of the issued and outstanding capital stock of the Parent;

         WHEREAS, immediately prior to the Closing (as defined herein), the Parent shall (a) contribute the outstanding capital stock of Pel-Freez Rabbit Meat, Inc., an Arkansas corporation ("PFRM"), to Tri-State Industrials, Inc., an Arkansas corporation ("TRI-STATE") and (b) purchase from Dubbell 52,800 shares of Common Stock, par value $.01 per share, of the Parent (the "PARENT COMMON STOCK") in consideration for the transfer to him of all of the outstanding capital stock of Tri-State (all of such redeemed shares of Parent Common Stock are hereinafter referred to as the "REDEEMED SHARES" and such transfers of capital stock and redemptions of the Redeemed Shares are hereinafter collectively referred to as the "REDEMPTION TRANSACTION");

         WHEREAS, the Parent and the Company Minority Shareholders are the respective owners of the shares of issued and outstanding capital stock of Novagen, Inc., an Arkansas corporation (the "COMPANY"), listed after their names on EXHIBIT A-1 hereto (such shares owned by the Company Minority Shareholders, the "COMPANY MINORITY SHARES"), which shares constitute all of the issued and outstanding capital stock of the Company;

         WHEREAS, the Buyer desires to purchase the Parent Common Stock other than the Redeemed Shares (the "REMAINING PARENT SHARES") from Dubbell, and Dubbell desires to sell the Remaining Parent Shares to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Buyer desires to purchase the Company Minority Shares from the Company Minority Shareholders, and the Company Minority Shareholders desire to sell the

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Company Minority Shares to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, as a result of the purchase by the Buyer of the Remaining Parent Shares and the Company Minority Shares, each of the Parent and the Company shall become wholly owned subsidiaries of the Buyer.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.3.

         "AFFILIATE" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person. As used in this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Agreement, together with the Exhibits and Disclosure Schedules referred to herein.

         "AGGRIEVED PARTY" shall have the meaning set forth in Section 9.2.

         "ANCILLARY DOCUMENT" shall have the meaning given thereto in Section
9.1.

         "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

         "BUYER" shall have the meaning set forth in the recitals to this Agreement.

         "BUYER INDEMNIFIED PARTIES" shall mean the Buyer, any Affiliate of the Buyer, and their respective officers, directors and employees.

         "BUYER'S PROPOSED PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in Section 2.4(c).

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "C&L" shall have the meaning set forth in Section 2.4(b).

         "CELL LINES" shall mean all cell lines, sibling cell lines, strains, cultures and other biological or biochemical source stocks used by the Company in its business.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

         "CERTIFICATION OF NOVAGEN BRAND NET SALES" shall mean, for each of the years ending December 31, 1998, 1999 and 2000, a certificate, signed by an officer of the Buyer, setting forth the dollar amount of Novagen Brand Net Sales for the respective fiscal year and the dollar amount of any Earn-Out Amount payable for such fiscal year.

         "CLAIM" shall have the meaning set forth in Section 9.2.

         "CLOSING" shall have the meaning set forth in Section 2.2.

         "CLOSING DATE" shall have the meaning set forth in Section 2.2.

         "COBRA" shall mean Section 4908B of the Code and Section 601 et seq. of ERISA, and the proposed or final regulations thereunder.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY" shall have the meaning set forth in the recitals to this Agreement.

         "COMPANY AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.8.

         "COMPANY COMMON STOCK" shall have the meaning set forth in Section 3.1.

         "COMPANY EFFECTIVE DATE STOCKHOLDERS EQUITY" shall have the meaning set forth in Section 2.4(b).

         "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.8.

         "COMPANY MINORITY SHARES" shall have the meaning set forth in the recitals to this Agreement.

         "COMPANY MINORITY SHAREHOLDERS" shall have the meaning set forth in the recitals to this Agreement.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "COMPANY SEPTEMBER 27 STOCKHOLDERS EQUITY" shall have the meaning set forth in Section 2.4(a).

         "COMPANY UNAUDITED INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.8.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 6.9.

         "CORPORATE RECORDS" shall have the meaning set forth in Section 6.14.

         "DB PLAN" shall have the meaning set forth in Section 6.15(g).

         "DISCLOSING PARTY"  shall have the meaning set forth in Section 6.9.

         "DISCLOSURE SCHEDULE" means, collectively, the respective schedules provided by the Sellers in accordance with the terms of this Agreement.

         "DISPUTE NOTICE" shall have the meaning set forth in Section 2.4(c).

         "DUBBELL" shall have the meaning set forth in the recitals to this Agreement.

         "DUBBELL'S AGENT" shall have the meaning set forth in Section 11.1.

         "E&Y" shall have the meaning set forth in Section 2.4(b).

         "EARN-OUT AMOUNT" shall mean, with respect to each of the fiscal years ending December 31, 1998, 1999 and 2000, the dollar amount, if any, equal to the product of (x) 0.20 and (y) the amount by which Novagen Brand Net Sales for such year exceeds the Threshold Amount applicable to such year.

         "EARN-OUT PERIOD" shall mean the period commencing on January 1, 1998 and ending on December 31, 2000.

         "EFFECTIVE DATE" shall mean December 27, 1997.

         "EFFECTIVE DATE FINANCIAL STATEMENTS" shall have the meaning set forth in Section 2.4(b).

         "EMPLOYMENT AND LABOR AGREEMENTS" shall have the meaning set forth in
Section 3.28.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 3.15.

         "ENVIRONMENTAL PERMITS" shall have the meaning set forth in Section
3.15.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Parent, the Company or any Subsidiary of the Parent, under Section 414(b), (c),
(m), or (o) of the Code, but only during the period in which such trade or business was so treated.


         [*********************************************************************
**]

         "FINAL PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in
Section 2.4(c).

         "FURNITURE, FIXTURES AND EQUIPMENT" shall have the meaning set forth in
Section 3.11.

         "FURNITURE, FIXTURES AND EQUIPMENT LEASES" shall have the meaning set forth in Section 3.11.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 3.15.

         "INDEMNIFYING PARTIES" shall have the meaning set forth in Section 9.2.

         "INITIAL PAYMENT" shall mean $10,500,000, which, in the aggregate, shall be paid to the Sellers' Agents on the Closing Date on the terms and subject to the conditions of this Agreement to be held and distributed by the Sellers' Agents in accordance with the terms of the Sellers' Escrow Agreement.

         "INTANGIBLE ASSETS" shall mean all intangible personal property rights (including Intellectual Property) owned or held by the Company and relating to the operation of its business, including, without limitation, all goodwill of the Company relating to its business, all know-how relating to the manufacture or development of Novagen Brand Products by the Company at any time up to and including the Closing Date, trade secrets, all software, software systems, databases and all other information systems used in its business, the current toll free "800" and "888" telephone numbers utilized by the Company in connection with its business, DNA and RNA sequences, expression strains and vectors, production formulations, manufacturing methods, laboratory methods, and all rights on the part of the Company to proceeds of any insurance policies and all claims on the part of the Company for recoupment, reimbursement and coverage under any insurance policies, in each case arising in connection with the operation of its business.

         "INTELLECTUAL PROPERTY" shall mean (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

pertaining to the foregoing and all goodwill associated therewith, including, without limitation, the copyrights to all Product catalogs of the Company, product guides, user instructions, technical notes and other supplements published in connection with the Company's business, advertising copy used in connection with the Company's business and art work related to the business;
(ii) patents, patentable inventions, discoveries, improvements, ideas, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof;
(iii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; and (iv) Internet Web sites, domain names and registrations or applications for registrations thereof and those other items listed in Section
3.12 of the Disclosure Schedule.

         "IRCA" shall mean the Immigration Reform and Control Act of 1986 and all rules and regulations adopted pursuant thereto or in connection therewith.

         "KUNZ AND OLANDER NOTES" shall mean, together, the Promissory Note dated August 28, 1997 issued by the Parent in the name of Linda Kunz in the principal amount of $59,072.00 and the Promissory Note dated October 28, 1997 issued by the Parent in the name of Charyl Olander in the principal amount of $3,584.22.

         "LICENSE" shall have the meaning set forth in Section 3.14.

         "LOSS" shall have the meaning set forth in Section 9.1.

         "MATERIAL CONTRACT" shall have the meaning set forth in Section 3.17.

         "MIERENDORF" shall have the meaning set forth in Section 6.17.

         "MINORITY SHAREHOLDERS' AGENTS" shall have the meaning set forth in
Section 11.1.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "1998 SHORT PERIOD FEDERAL TAX RETURN" shall have the meaning set forth in Section 6.10.

         "1997 FEDERAL TAX RETURNS" shall have the meaning set forth in Section 6.10.

         "NLRB" shall mean the National Labor Relations Board.

         "NOVAGEN BRAND NET SALES" shall mean, as to any given fiscal year, the gross amount received by the Buyer and its Subsidiaries on a consolidated basis from sales to any Person of

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Novagen Brand Products, including but not limited to sales to third party manufacturers for use in products with another label or brand and intercompany sales to Buyer or its Affiliates, after deducting, where applicable, the following:

                  (a) normal and customary trade discounts actually allowed and taken;

                  (b)      returns and credits;

                  (c) taxes (the legal incidence of which is on a purchase and separately shown on a shipping invoice); and

                  (d) transportation, insurance and postage charges (if prepaid and invoiced as a separate item).

Sales to related parties shall be priced as if made on an arm's length basis to an outside third party at the Company's or the Buyer's published sales price.

         "NOVAGEN BRAND PRODUCT" shall mean any Products having a Novagen Part Number or Novagen Label, whether or not sold under the Novagen Label by the Company, the Buyer or its Subsidiaries, including any Product currently sold by the Company, together with any new Product which the Company may develop or cause to be developed. Products sold by the Buyer and its Subsidiaries shall be classified as "Novagen Brand Products" by reference to their having a Novagen Part Number or Novagen Label without regard to the catalog or other type of sales media in which they are listed.

         "NOVAGEN LABEL" shall mean the label attached to a Product which identifies the Company.

         "NOVAGEN PART NUMBER" shall mean the number attributed by the Company to a Product.

         "OCCURRENCE" shall have the meaning set forth in Section 3.23.

         "PARENT" shall have the meaning set forth in the recitals to this Agreement.

         "PARENT AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.7.

         "PARENT COMMON STOCK" shall have the meaning set forth in the recitals to this Agreement.

         "PARENT CONTRACT" shall have the meaning set forth in Section 4.14.

         "PARENT EMPLOYEE BENEFIT PLANS" has the meaning set forth in Section 4.17(a).

         "PARENT FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.7.

                                      -7-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "PARENT LEASE" shall mean the Lease Agreement dated June 3, 1983, between the Parent and Teachers Insurance and Annuity Association of America, as last amended by the Sixth Amendment to Lease, dated January 31, 1997 (as the same may be amended, supplemented and modified from time to time).

         "PARENT LIABILITIES" shall mean all of the debts, obligations, or liabilities, if any, of the Parent as of the Closing Date, of whatsoever kind, whether contingent or otherwise, whether known or unknown.

         "PARENT PENSION PLAN" has the meaning set forth in Section 4.17(a).

         "PARENT SHARES" shall mean, as of the date of this Agreement, the issued and outstanding shares of Parent Common Stock.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereof.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint-stock company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "PFRM" shall have the meaning set forth in the recitals to this Agreement.

         "POLICIES" shall have the meaning set forth in Section 3.24.

         "PRE-CLOSING TAX PERIOD" shall mean any taxable period ending on or before the Effective Date and the portion ending on and including the Effective Date of any Straddle Period.

         "PRODUCT" shall mean any component, substance or material manufactured by Novagen or any third party manufacturer under contract to Novagen, whether sold separately or combined to form a kit with other articles.

         [*******************************************************************]

         "PROMEGA DISPUTE" shall mean the dispute involving patent infringement and other matters in the case of Promega Corporation v. Novagen, Incorporated, No 96-C-0164-C, in the United States District Court for the Western District of Wisconsin, including all appeals therefrom and other actions relating to the causes of action and underlying facts and patents involved in such case.


         [*********************************************************************
********************************************]

         "PROMEGA EUROPEAN APPLICATION MATTER" shall mean the actions by the Company in opposition to patent EPO 566714B1 of Promega Corporation.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "PROPERTY TAXES" shall have the meaning set forth in Section 6.10.

         "PURCHASE PRICE" shall mean the sum of (a) the Initial Payment and, (b) any Earn-Out Amounts, including Adjustment Amounts, if any, (x) plus the Final Purchase Price Adjustment if such amount is payable to the Sellers or (y) minus the Final Purchase Price Adjustment if such amount is payable to the Buyer.

         "REAL PROPERTY LEASES" shall have the meaning set forth in Section
3.10.

         "RECEIVING PARTY" shall have the meaning set forth in Section 6.9.

         "REDEEMED SHARES" shall have the meaning set forth in the recitals to this Agreement.

         "REDEMPTION TRANSACTION" shall have the meaning set forth in the recitals to this Agreement.

         "REMAINING PARENT SHARES" shall have the meaning set forth in the recitals to this Agreement.

         "RESET THRESHOLD TARGET FOR 1999" shall have the meaning set forth in the definition of Threshold Amount.

         "RETENTION BONUS POOL" shall have the meaning set forth in Section 6.15(i).

         "SELLERS" shall have the meaning set forth in the recitals to this Agreement.

         "SELLERS' AGENTS" shall have the meaning set forth in Section 11.1.

         "SELLERS' ESCROW AGREEMENT" shall mean the Sellers' Escrow Agreement in the form attached hereto as Exhibit E.

         "SELLERS' PROPOSED PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in Section 2.4(b).

         "SEVERANCE AGREEMENTS" shall mean the Employment Termination Agreement dated June 23, 1997 between the Parent and Linda Kunz, including all exhibits thereto, and the Employment Termination Agreement dated July 31, 1997 between the Parent and Charyl Olander, including all exhibits thereto.

         "SHARES" shall mean the Remaining Parent Shares and the Company Minority Shares.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         [*********************************************************************
*******************************************************************************
*******************************************************************************
*******************************************************************************
*******]

         "STRADDLE PERIOD" shall mean any taxable period of the Parent or the Company that includes (but does not end on) the Effective Date.

         "STRADDLE TAX RETURN" shall mean any Tax Return required to be filed by the Parent or the Company covering a taxable period commencing prior to the Effective Date and ending after the Effective Date.

         "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which a majority of the combined voting power of all voting stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

         "TAX" or "TAXES" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Parent or the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

         "TAX CLAIM" shall have the meaning set forth in Section 9.3.

         "TAX RETURNS" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

         "THRESHOLD AMOUNT" shall mean (a) $5,400,000 for the year ending December 31, 1998, (b) $7,200,000 for the year ending December 31, 1999, and (c) $9,700,000 for the year ending December 31, 2000; provided, however, that if Novagen Brand Net Sales are less than $5,400,000 for the year ending December 31, 1998, then the amount set forth in (b) above shall be the product of Novagen Brand Net Sales for the year ending December 31, 1998 multiplied by 1.34 (the "RESET THRESHOLD TARGET FOR 1999") and the amount set forth in (c) above shall be the product of the Reset Threshold Target for 1999 multiplied by 1.35.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         "TRI-STATE" shall have the meaning set forth in the recitals to this Agreement.

         "VECTOR AGREEMENTS" shall mean the letter agreements, dated August 1, 1997, between the Parent and Vector Securities International, Inc.

         "WARN" means the Worker Adjustment and Retraining Notification Act and any similar state or local "plant closing" law.

                                   ARTICLE II.
                                SALE AND PURCHASE

         SECTION 2.1. AGREEMENT TO SELL AND TO PURCHASE. On the Closing Date and upon the terms and subject to the conditions set forth in this Agreement, (i) Dubbell shall sell, assign, transfer, convey and deliver the Remaining Parent Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, to the Buyer, and the Buyer shall purchase and accept the Remaining Parent Shares from Dubbell, and (ii) the Company Minority Shareholders shall sell, assign, transfer, convey and deliver the Company Minority Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions, to the Buyer, and the Buyer shall purchase and accept the Company Minority Shares from the Company Minority Shareholders.

         SECTION 2.2. CLOSING. The closing of such purchases and sales (the "CLOSING") shall take place at 10:00 A.M., on January 2, 1998 or such later date that is the next Business Day after the Business Day on which each condition described in Articles VII and VIII are satisfied or waived (the "CLOSING DATE"), other than those conditions that can be satisfied only on the Closing Date, at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, or at such other place as the Buyer and the Sellers' Agents shall agree in writing. The Closing Date may be postponed to such other time and date as the Buyer and the Sellers' Agents shall agree in writing. At the Closing, (i) Dubbell shall deliver to the Buyer or its designees stock certificates representing the Remaining Parent Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of the Remaining Parent Shares paid or provided for and (ii) the Company Minority Shareholders shall deliver to the Buyer or its designees stock certificates representing the Company Minority Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of the Company Minority Shares paid or provided for. In full consideration and exchange for the Remaining Parent Shares and the Company Minority Shares, the Buyer shall thereupon pay to the Sellers the Purchase Price in accordance with the provisions of Section 2.3 hereof.

         SECTION 2.3. PURCHASE PRICE; [**************]; EARN-OUT AMOUNT. The Purchase Price for the Shares shall be paid as follows:

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (a) On the Closing Date, the Buyer shall pay to the Sellers' Agents an amount equal to the Initial Payment, [************************************************] which payment shall be made by wire transfer in immediately available funds to the bank account specified by the Sellers' Agents in written instructions to the Buyer at least five (5) Business Days prior to the Closing Date and shall be held and distributed by the Sellers' Agents pursuant to the terms of the Sellers' Escrow Agreement. [*********************************************************************
         **********************************************************************
         ************************************************************]

                  (b) (i) On or prior to the March 31 following each of the years ending December 31, 1998, 1999 and 2000, the Buyer shall deliver to the Sellers' Agents a Certification of Novagen Brand Net Sales for the most recently completed fiscal year. If a Certification of Novagen Brand Net Sales indicates that an Earn-Out Amount is due to the Sellers, then simultaneously with the delivery of such Certification, the Buyer shall deliver to the Sellers' Agents a certified check in an amount equal to the aggregate Earn-Out Amount due to the Sellers, such amount to be held and distributed by the Sellers' Agents pursuant to the terms of the Sellers' Escrow Agreement.

                           (ii) During the Earn-Out Period, the Buyer shall keep complete and accurate records of Novagen Brand Net Sales in sufficient detail to enable the Sellers' Agents to verify payments owed to the Sellers under this Agreement in respect of any Earn-Out Amount. The Buyers shall permit Sellers' Agents to have reasonable access to such records annually, including the Buyer's detailed sales reports identifying sales by individual product, at the offices of the Buyer. If Dubbell's Agent notifies the Buyer that he has reasonable grounds to believe that the amount due in respect of an Earn-Out Amount is greater than the amount specified in the Certification of Novagen Brand Net Sales (which notice shall be delivered to the Buyer within sixty (60) days after the delivery of the applicable Certification of Novagen Brand Net Sales), the Buyer shall permit a certified public accountant appointed by the Sellers' Agents at Sellers' expense, to examine the Buyer's books, ledgers and records covering Novagen Brand Net Sales during regular business hours for the purpose of verifying, and only to the extent necessary to verify, whether any additional amount is due to each Seller (the "ADJUSTMENT AMOUNT"), but in no event shall such procedure be conducted more than once for each calendar year period. The accountant shall maintain all information received during such examination in strict confidence, and shall report to the Sellers' Agents only with respect to the accuracy of any Earn-Out Amount. In the event the records examined reveal that the Buyer has paid less than the amount due the Sellers in respect of the Earn-Out Amount in question, the Buyer shall pay the appropriate Adjustment Amount due to the Sellers based on such audit plus accrued interest on such additional amount at the base, prime, or similar interest rate in effect for the period covered by the audit as set by Citibank, N.A. and if the records examined reveal that the Buyer has paid less than ninety-five percent (95%) of the amount due the Sellers in respect of the Earn-Out Amount in question, the Buyer shall also pay the

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         reasonable costs of the audit. In the event the records examined reveal that the Buyer has paid more than the amount due in respect of the Earn-Out Amount in question, the Sellers shall not be obligated to return any amounts to the Buyer. Payment of the amount due to the Sellers in respect of any Adjustment Amount shall be made by delivering a certified check payable to the order of the Sellers' Agents to be held and distributed by the Sellers' Agents pursuant to the terms of the Sellers' Escrow Agreement.

         SECTION 2.4. PREPARATION OF EFFECTIVE DATE FINANCIAL STATEMENTS; PURCHASE PRICE ADJUSTMENT.

                  (a) (i) Prior to the execution of this Agreement, the Sellers have caused to be prepared and have delivered to the Buyer: the unaudited interim consolidated balance sheet of the Parent and its Subsidiaries as of September 27, 1997, and the unaudited interim balance sheet of the Company as of September 27, 1997, together with the related unaudited consolidated statements of income for the Parent and the Company for the period then ended and (ii) at the time of execution of this Agreement, the Sellers shall cause to be prepared and delivered to the Buyer a certificate signed by the Sellers' Agents certifying the amount of the stockholders' equity of the Company as of September 27, 1997 as reflected in such financial statements (the "COMPANY SEPTEMBER 27 STOCKHOLDERS EQUITY"). Such financial statements and the data reflected in such certificate shall have been derived from the Company Unaudited Interim Financial Statements, which financial statements are subject to any year-end adjustments which appropriately apply to such unaudited interim financial statements.

                  (b) Promptly after the Closing Date, the Sellers shall cause to be prepared the consolidated balance sheet of the Parent, together with a supplemental consolidating balance sheet of Parent and the Company, as of December 27, 1997, together with the respective related consolidated and supplemental consolidating statements of income, shareholders' equity and cash flows for the year then ended, which financial statements shall reflect the consummation of the Redemption Transaction (the "EFFECTIVE DATE FINANCIAL STATEMENTS"). The Effective Date Financial Statements shall be prepared in accordance with GAAP applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in, the preparation of the Parent Audited Financial Statements and shall include all such information and schedules as are required by Regulation S-X of the Securities and Exchange Commission to permit their inclusion in the securities law filings of the Buyer. The Sellers shall cause Coopers & Lybrand L.L.P. ("C&L") to audit the Effective Date Financial Statements and shall cause C&L to issue, on or prior to February 28, 1998, an opinion containing no qualifications or exceptions with respect to the scope of its audit or otherwise, on the Effective Date Financial Statements that such accountants have audited the Effective Date Financial Statements in accordance with generally accepted auditing standards and that the Effective Date Financial Statements were prepared in accordance with GAAP. The Sellers shall cause the Effective Date Financial Statements together with the opinion of C&L referenced above to be

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         delivered to the Buyer on or prior to February 28, 1998. Ernst & Young, LLP ("E&Y") shall have access to C&L's work papers and personnel, subject to an officer of the Buyer and a partner of E&Y signing an appropriate hold harmless letter. Simultaneously with the delivery of the Effective Date Financial Statements, Sellers shall deliver to Buyer a certificate signed by the Sellers' Agents setting forth a schedule sufficient to permit an analysis of the stockholders' equity of the Company as of the Effective Date and certifying (i) such schedule has been properly derived from the Effective Date Financial Statements,
         (ii) the amount of the stockholders equity of the Company as of the Effective Date as reflected on such schedule (the "COMPANY EFFECTIVE DATE STOCKHOLDERS EQUITY") and (iii) a calculation of the difference between the Company September 27 Stockholders Equity and the Company Effective Date Stockholders Equity (the "SELLERS' PROPOSED PURCHASE PRICE ADJUSTMENT"). After the Closing, Buyer shall give Sellers and C&L such access to personnel and books and records as may be required for Sellers to fulfill their obligation under this Section 2.4(b).

                  (c) The Buyer shall have the right to dispute Sellers' Proposed Purchase Price Adjustment during a fifteen (15) day period following the delivery of the certificate described in Section 2.4(b) by delivering a dispute notice to the Sellers' Agents (a "DISPUTE NOTICE") setting forth in reasonable detail its disputes with the Sellers regarding the amount of the Company Effective Date Stockholders Equity or the calculation of the purchase price adjustment, and setting forth Buyer's proposed purchase price adjustment (the "BUYER'S PROPOSED PURCHASE PRICE ADJUSTMENT"). In the absence of the delivery of a Dispute Notice, or if the Buyer affirmatively notifies the Sellers' Agents that it agrees with Seller's Proposed Purchase Price Adjustment, the Sellers' Proposed Purchase Price Adjustment shall be deemed to be final and shall become the "FINAL PURCHASE PRICE ADJUSTMENT." If a Dispute Notice is delivered, the parties shall have a period of thirty
         (30) days after delivery of the Dispute Notice in which they shall seek, in good faith, together with their respective accountants to resolve the matters in dispute. If such matters are resolved by the parties, the Company Effective Date Stockholders Equity and the Final Payment Price Adjustment shall be as so agreed. If at the conclusion of such thirty (30) day period, the parties have been unable to resolve such dispute, the dispute shall be referred to a third firm of independent public accountants of recognized national standing that is not then engaged by either the Sellers or the Buyer to resolve such dispute. Such firm shall be instructed that it shall have authority to resolve the dispute only by selecting either the Sellers' Proposed Purchase Price Adjustment or the Buyer's Proposed Purchase Price Adjustment, whichever such firm considers as most closely reflecting the correct determination consistent with this Agreement. The purchase price adjustment selected by such third firm of accountants shall become the Final Purchase Price Adjustment, the amount of the Company Effective Date Stockholders Equity shall be adjusted accordingly and each shall be binding on all parties hereto. The parties shall cooperate fully with such third party accountants and provide such firm with access to personnel and work papers, with a view to permitting such firm to make its determination within

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         thirty (30) days after submission to it of the dispute. The fees of such firm shall be paid by the party whose proposed purchase price adjustment is not selected by such firm.

                  (d) Within five (5) days after the determination of the Final Purchase Price Adjustment as called for in the foregoing paragraphs:

                           (i) if the Company Effective Date Stockholders Equity exceeds the Company September 27 Stockholders Equity, the Buyer shall deliver a certified check in an amount equal to the Final Purchase Price Adjustment payable to the order of the Sellers' Agents to be held and distributed by the Sellers' Agents pursuant to the terms of the Sellers' Escrow Agreement; and

                           (ii) if the Company September 27 Stockholders Equity exceeds the Company Effective Date Stockholders Equity, the Sellers shall cause the Sellers' Agents to deliver a certified check to the Buyer, payable to the order of the Buyer, in an amount equal to the Final Purchase Price Adjustment.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers hereby jointly and severally represents, warrants and agrees (except with respect to Sections 3.1 and 3.2 to which each severally represents, warrants and agrees) as follows:

         SECTION 3.1. OWNERSHIP; TITLE TO THE SHARES. Dubbell owns the Parent Shares and will own at and as of the Closing the Remaining Parent Shares, in each case free and clear of any lien, charge or encumbrance, and at and as of the Closing there shall be no issued and outstanding shares of capital stock of the Parent other than the Remaining Parent Shares. Each of the Company Minority Shareholders and the Parent owns, free and clear of any lien, charge or encumbrance, all of the shares of common stock, no par value, of the Company (the "COMPANY COMMON STOCK") set forth after the name of such Minority Shareholder and the Parent on EXHIBIT A-1 hereto and will own at and as of the Closing Date, free and clear of any lien, charge or encumbrance, all of the shares of Company Common Stock set forth after the name of such Minority Shareholder and the Parent on EXHIBIT A-2 hereto.

         SECTION 3.2. AUTHORITY. This Agreement constitutes a valid and binding obligation of each Seller (subject to normal equitable principles and subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the rights of creditors) and this Agreement and all transactions contemplated hereby will not result in a violation of any of the terms and provisions of any agreement to which such Seller is a party or by which such Seller is otherwise bound.

         SECTION 3.3. CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except in any jurisdiction where the failure to be so qualified would not have a material adverse effect on the business, results of operations or the condition (financial or otherwise) of the Company. Section 3.3 of the Disclosure Schedule sets forth all of the jurisdictions in which the Company is qualified to do business. The copies of the articles of incorporation and by-laws of the Company included as part of Section 3.3 of the Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

         SECTION 3.4. CAPITALIZATION. The authorized capital stock of the Company consists of 5,000 shares of Company Common Stock, all of which are issued and outstanding. As of the date hereof, such shares of Company Common Stock are owned of record and beneficially by the Persons in the amounts set forth opposite their names on EXHIBIT A-1 hereto, and at and as of to the Closing Date, such shares of Company Common Stock will be owned of record and beneficially by the Persons in the amounts set forth on EXHIBIT A-2 hereto. Such shares of Company Common Stock represent all of the issued and outstanding shares of capital stock of the Company. All shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of Company Common Stock, and there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding shares of Company Common Stock.

         SECTION 3.5. SUBSIDIARIES. The Company does not own any shares of, or control, directly or indirectly, or have any equity interest in, any Person.

         SECTION 3.6. NO CONFLICT OR VIOLATION.

                  (a) Except as set forth in Section 3.6 of the Disclosure Schedule, the execution, delivery and performance by the Sellers of this Agreement and the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Company; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to the Company; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium, right of termination or acceleration to arise, accrue or occur under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which the Company is bound or to which its properties or assets are subject; (iv) result in the creation or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company; or (v) result in the cancellation, modification, revocation or suspension of any License.

                  (b) Except as set forth in Section 3.6 of the Disclosure Schedule, to the best of each Seller's knowledge, neither the purchase of the Remaining Parent Shares and the Company Minority Shares by the Buyer nor the consummation of the transactions contemplated by this Agreement will result in any material adverse change in the business operations of the Company or in the loss of the benefits of any relationship with any customer or supplier.

         SECTION 3.7. CONSENTS AND APPROVALS. Section 3.7 of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other Person, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by the Company in connection with the execution, delivery and performance of this Agreement.

         SECTION 3.8.  FINANCIAL STATEMENTS.

                  (a) Section 3.8 of the Disclosure Schedule includes copies of
         (x) the audited balance sheet of the Company as of December 28, 1996, together with the related statements of income, shareholders' equity and cash flows for the year then ended and the notes thereto (the "COMPANY AUDITED FINANCIAL STATEMENTS") and (y) the unaudited interim balance sheet of the Company as of September 27, 1997, together with the related unaudited statement of income for the nine-month period then ended (the "COMPANY UNAUDITED INTERIM FINANCIAL STATEMENTS" and, together with the Company Audited Financial Statements, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements, including the notes thereto: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial position, results of operations and cash flows of the Company as of such dates and for the periods then ended (subject, in the case of the Company Unaudited Interim Financial Statements, to normal year-end audit adjustments consistent with prior periods and to possible damages related to the Promega Dispute); and (iii) are complete in all material respects, correct and in accordance with the books of account and records of the Company.

                  (b) Except as set forth in Section 3.8 of the Disclosure Schedule, the Company has no commitments to make any capital expenditures or to invest, advance or loan any monies to any Persons in excess of $10,000.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 3.9. LIABILITIES FOR BORROWED MONEY; ABSENCE OF UNDISCLOSED LIABILITIES; GUARANTEES.

                  (a) Section 3.9 of the Disclosure Schedule sets forth as of the date hereof a true and complete list of all indebtedness for borrowed money due from the Company to any Person.

                  (b) The Company has no indebtedness or liability, direct or indirect, absolute or, to the knowledge of any Seller, contingent, which is required by GAAP to be shown or provided for on the balance sheet of the Company included in the Company Unaudited Interim Financial Statements other than as shown on such balance sheet and other than liabilities incurred or accrued in the ordinary course of business (including liens for current Taxes and assessments not in default) since September 27, 1997 and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability except for the Promega Dispute. Except as disclosed in Section 3.9 of the Disclosure Schedule or as shown in such balance sheet or in the notes to the Company Unaudited Interim Financial Statements, the Company is not, directly or indirectly, liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

         SECTION 3.10.  INTERESTS IN REAL PROPERTY.

                  (a) The Company does not own and has never owned any real property. Section 3.10 of the Disclosure Schedule sets forth a true and complete list of all real properties leased by the Company. Except as disclosed in Section 3.10 of the Disclosure Schedule, the Company has good and transferable leaseholds in all real property shown in Section
         3.10 of the Disclosure Schedule as leased by it (all such leases being referred to herein as "REAL PROPERTY LEASES"). To any Seller's knowledge each of the Real Property Leases is valid and enforceable. To any Seller's knowledge there does not exist under any Real Property Lease any default by the Company or any landlord or any event which with notice or lapse of time or both would constitute a default by either the Company or the landlord. Except as disclosed in Section 3.10 of the Disclosure Schedule, none of the Company's interests in real property leased by the Company is subject to any liens (other than a lien of current property Taxes and assessments not in default, if any), mortgages or encumbrances; and none of such real properties is subject to any easement, right of way, license, grant, building or use restriction, exception, reservation, limitation or other impediment which materially and adversely affects the value thereof to the Company or which interferes with or impairs the present and continued use thereof in the usual and normal conduct of the business of the Company. Sellers have no reason to believe, nor have they attempted to determine whether improvements on all real property leased or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         used by the Company and the operations therein conducted fail to conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except for nonconforming uses or violations which do not and will not expose any person or property to injury or damage, adversely affect any insurance coverage, give rise to strict liability, penalties or fines, jeopardize any Licenses or Environmental Permits, or interfere materially in any respect with the present use, operation or maintenance thereof by the Company as now used, operated or maintained, or which do not and will not materially and adversely affect the value thereof. All buildings, structures, improvements and fixtures owned, leased or used by the Company in the conduct of its business are in good operating condition and repair.

                  (b) There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any real property leased or used by the Company, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

                  (c) None of the Company's leased real properties is subject to any sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof.

         SECTION 3.11. PERSONAL PROPERTY. Section 3.11 of the Disclosure Schedule sets forth a complete and correct list and brief description of each item of equipment, furniture, fixtures and other tangible personal property (the "FURNITURE, FIXTURES AND EQUIPMENT") individually having an original purchase cost or aggregate lease cost exceeding $5,000 owned or leased by the Company, including vehicles, if any. Except as set forth in Section 3.11 of the Disclosure Schedule, the Company owns outright and has good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever (other than the lien of current property Taxes and assessments not in default, if any) to the Furniture, Fixtures and Equipment owned by it and to all the machinery, equipment, furniture and fixtures reflected on the balance sheet included in the Company Unaudited Interim Financial Statements and all such property acquired since the date thereof, except for any of such property which has been sold or disposed of in the ordinary course of business. None of the title defects, objections, security interests, liens, charges or encumbrances (if any) listed in Section
3.11 of the Disclosure Schedule materially and adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of the Company. Except as set forth in Section
3.11 of the Disclosure Schedule, the Company holds good and transferable leaseholds under valid and enforceable leases in all of the Furniture, Fixtures and Equipment leased by it, and none of such Furniture, Fixtures and Equipment leased by the Company is subject to any sublease, license or other agreement granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as "FURNITURE, FIXTURES AND EQUIPMENT LEASES"). To the knowledge of any Seller, all

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Furniture, Fixtures and Equipment Leases are valid and enforceable. The Company is not in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) of any provision of any of the Furniture, Fixtures and Equipment Leases. The Furniture, Fixtures and Equipment and other personal property now owned, leased or used by the Company is sufficient and adequate to carry on its business as presently conducted and all items thereof are in good operating condition and repair. The Company does not hold any personal property of any other person, firm or corporation pursuant to any consignment or similar arrangement.

         SECTION 3.12.  INTELLECTUAL PROPERTY; INTANGIBLE ASSETS.

                  (a) Section 3.12 of the Disclosure Schedule sets forth a complete and correct listing of the Intellectual Property. Except as described in Section 3.12 of the Disclosure Schedule, all Intellectual Property listed therein is owned by the Company, free and clear of all liens, security interests and encumbrances of any nature whatsoever and is not known to be the subject of any challenge. The Intellectual Property is valid, subsisting, unexpired, in proper form and, to the knowledge of any Seller, enforceable and all renewal fees and other maintenance fees which have fallen due on or prior to the date of this Agreement have been paid. The grants, registrations and applications for the Intellectual Property have not lapsed, expired or been abandoned and no application or registration thereof is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction. As of the date hereof, except as described in Section 3.12 of the Disclosure Schedule, there are no unresolved claims, suits or actions made and to the knowledge of any Seller, there has not been communicated to the Company the threat of any claim that the Company is in violation or infringement of any Intellectual Property of any other Person. Except as disclosed in Section 3.12 of the Disclosure Schedule, the Company is the owner of, or has a valid license to use, the Intellectual Property necessary for the conduct of its business as now conducted, without any known conflict with the rights of others, and the Company has not knowingly forfeited or otherwise relinquished any Intellectual Property necessary for the conduct of its business as now conducted. The Company has not entered into any material consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property of any third party other than as may be contained in the license agreements listed in Schedule
         3.12 of the Disclosure Schedule. Except as disclosed in Section 3.12 of the Disclosure Schedule, the Company is not under any obligation to pay any royalties or similar payments in connection with any license to any of its Affiliates. Except as set forth on Schedule 3.12 of the Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance by the Sellers of their obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property. The validity and enforceability of the Intellectual Property and the registration thereof has not been impugned or otherwise affected adversely as a result of the consummation of the transactions contemplated by

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         this Agreement. No present, and to the knowledge of any Seller, no former, employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

                  (b) Except as shown in Section 3.12 of the Disclosure Schedule, there is no restriction affecting the use of any of the Intangible Assets (other than with respect to Intangible Assets that the Company holds by virtue of license arrangements), and no license has been granted by the Company with respect thereto. None of the Intangible Assets is currently being challenged, is involved in any pending or threatened administrative or judicial proceeding, or, to the knowledge of Company, conflicts with any rights of any other person, firm or corporation. The Company owns or has the right to use all computer software, software systems and databases and all other information systems necessary for the conduct of its business. The Company's rights in and to the Intangible Assets are sufficient and adequate to permit the continued conduct of its business in the manner now conducted, and, to the knowledge of each Seller, none of the Products or operations of the Company's business involves any infringement of any proprietary right of any other Person, except as may be determined in the Promega Dispute.

         SECTION 3.13. COMPLIANCE WITH LAW. Except as set forth in Section 3.13 of the Disclosure Schedule, the operations of the Company have been conducted, in all material aspects, in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company and its assets, properties and operations. None of the Sellers or the Company has received notice of any violation of any such law, regulation, order or other legal requirement, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Company or any of its assets, properties or operations. No Seller has knowledge of any proposed change in any such laws, rules or regulations that would adversely affect the transactions contemplated by this Agreement or all or a substantial part of the assets or the businesses or prospects of the Company.

         SECTION 3.14.  LICENSES, PERMITS AND GOVERNMENTAL APPROVALS.

                  (a) Section 3.14 of the Disclosure Schedule sets forth a true and complete list of all material licenses of the Company (including, but not limited to, any environmental licenses, permits, registrations or authorizations), health or other permits, franchises, authorizations and approvals issued or granted to the Company by the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "LICENSE" and, collectively, the "LICENSES"), and all pending applications therefor. Each License has been issued to, and duly obtained and fully paid for by, the Company and is valid, in full force and effect, and not subject to

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

                  (b) The Company has all Licenses required, and such Licenses are sufficient and adequate in all material respects, to permit the continued lawful conduct of the Company's business in the manner now conducted and the ownership, occupancy and operation of its real and personal property for their present uses. The Company is not in violation of any of the Licenses in any material respect. The Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application of the Company for any License ever been denied. The Company's operations are not being conducted in a manner that violates any of the material terms or conditions under which any License was granted. Except as disclosed in Section 3.14 of the Disclosure Schedule, to the best of Sellers' knowledge, no License will in any way be materially or adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Sellers have delivered to the Buyer or its representatives true and complete copies of all Licenses together with all amendments and modifications thereto.

         SECTION 3.15. ENVIRONMENTAL MATTERS. Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

                  (a) To the knowledge of any of the Sellers, the Company and its operations are, and in the past have been, in compliance in all material respects with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of human health, safety, or the environment (collectively, "ENVIRONMENTAL LAWS") and have obtained and maintained in effect all Licenses, permits and other authorizations or registrations (collectively "ENVIRONMENTAL PERMITS") required under all Environmental Laws and are, and in the past have been, in compliance with all such Environmental Permits.

                  (b) To the knowledge of any of the Sellers, the Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or other) under CERCLA, or any other Environmental Laws, as amended, nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

                  (c) To the knowledge of any of the Sellers, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "HAZARDOUS MATERIALS") has been released, placed or dumped by the Company or by

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         action of the Company otherwise come to be located on, at, beneath or near any of the assets or properties leased by the Company or any surface waters or groundwaters thereon or thereunder.

                  (d) Except as disclosed in Section 3.15 of the Disclosure Schedule, the Company does not own or operate, and has never owned or operated, aboveground or underground storage tanks containing a regulated substance, as such term is defined in Subchapter IX of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6991 et seq., as amended, or a surface impoundment, lagoon, landfill, PCB containing electrical equipment or asbestos containing materials.

                  (e) To the knowledge of any of the Sellers, with respect to any or all of the real properties leased by the Company: (i) there are no, nor have there been in the past, asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or, to the knowledge of any Seller, lead-based paints present at any such properties; and (ii) there are no wetlands (as defined under any Environmental Law) located on any such properties, nor have any been drained, filled or otherwise altered.

                  (f) To the knowledge of any of the Sellers, except as disclosed in Section 3.15 of the Disclosure Schedule, none of the real properties leased by the Company (i) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials or (ii) is identified on a federal, state or local listing of sites which require or might require environmental cleanup.

                  (g) To the knowledge of any of the Sellers, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Company, its operations or the real properties leased by the Company.

                  (h) No Seller has been advised that, nor has any Seller sought advice as to whether the Company or its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq., or analogous state statutes and related regulations, all as amended.

         SECTION 3.16. LITIGATION. Except as set forth in Section 3.16 of the Disclosure Schedule and except for the Promega Dispute, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of any of the Sellers, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Company or its officers, directors, employees, agents or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by this Agreement.
Section 3.16 of the Disclosure Schedule sets forth a list and a summary description of all such pending or known threatened actions, suits, proceedings, disputes or investigations. None of the Sellers or the Company nor any of their

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

or the Company's assets or properties is subject to, nor to any Seller's knowledge, does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that materially affects the Company's assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

         SECTION 3.17. CONTRACTS.

                  (a) Section 3.17 of the Disclosure Schedule sets forth a true and complete list and a summary description showing the expiration dates (exclusive of renewal terms) of all contracts, agreements, instruments, commitments and other arrangements to which the Company is a party or otherwise relating to or affecting any of its assets, properties or operations including, without limitation, all written or oral, express or implied contracts, which involve an obligation or commitment on the part of the Company in excess of $10,000 (each, a "MATERIAL CONTRACT"). To the knowledge of any of the Sellers, each Material Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Company has, in all material respects, performed all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in default or breach of any material provision in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Sellers have delivered to the Buyer or its representatives true and complete originals or copies of all the Material Contracts and a copy of every default notice received by the Sellers or the Company during the past three years with respect to any of the Material Contracts.

                  (b) Except as may be disclosed in Schedule 3.17 of the Disclosure Schedule, to the knowledge of any of the Sellers, the Company is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which, insofar as it relates to the business of the Company, materially adversely affects, or would in the future be reasonably expected to materially adversely affect, its business, prospects, operations, properties, assets or financial condition.

         SECTION 3.18. ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company reflected in the Company Unaudited Interim Financial Statements, or arising since September 27, 1997, constitute bona fide receivables of the Company and have arisen through the ordinary course operation of the Company's business. All notes and accounts receivable payable to or for the benefit of the Company on the date hereof are current and collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with GAAP applied consistently with prior practice) carried on the books of the Company, and to the best of each Seller's knowledge, are not subject to any counterclaims or set-offs. Except as set forth in Schedule 3.18, none of such notes or accounts receivable is more than 90 days past due.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 3.19. INVENTORIES.

                  (a) The inventories of the Company reflected in the Company Unaudited Interim Financial Statements, or acquired by the Company since September 27, 1997, are carried at the lower of cost or net realizable value determined in accordance with GAAP, and are of a type, quantity and quality useable and salable in the ordinary conduct of the Company's business. Except as disclosed in Schedule 3.19 of the Disclosure Schedule, all inventory is owned by the Company free and clear of all liens and encumbrances.

                  (b) Where necessary in connection with the manufacture of the Company's products, the Cell Lines, or other biological products, taken as a whole, are biologically active and provide the source material necessary to generate the biological materials included in the Company's products. Such Cell Lines have been properly maintained by the Company so as to retain their viability, minimize deterioration and avoid contamination, and the Company has established and maintained duplicate back-up stocks of the most significant of such Cell Lines (from the point of view of volume of sales of the Company's products they generate) to enable their continued production in the event of the expiration or contamination of the primary stocks of such Cell Lines. The Company has (i) manufactured or prepared the other biological materials included in the Company's inventory in accordance with what, to the knowledge of the Company constitutes good standards generally utilized by its competitors in the industry, (ii) maintained accurate quality control records by production lot of all such biological materials and (iii) has maintained such materials in a manner reasonably designed to preserve their viability and to avoid contamination and deterioration.

         SECTION 3.20. CATALOGS, BROCHURES AND ADVERTISEMENTS. Section 3.20 of the Disclosure Schedule sets forth a true and complete list of catalogs, catalog supplements, advertisements, sales brochures and marketing brochures (whether print or other media) designed, produced and/or distributed by or for the Company since January 1, 1996. The Sellers have delivered to the Buyer or its representatives true and complete originals or copies of all such catalogs, catalog supplements, advertisements, sales brochures and marketing brochures.

         SECTION 3.21. WARRANTIES. Section 3.21 of the Disclosure Schedule sets forth the written warranties given by the Company in connection with the sale of its Products. To the best of each Seller's knowledge the Company has given no unwritten warranties in such connection.

         SECTION 3.22. CUSTOMERS AND SUPPLIERS. Section 3.22 of the Disclosure Schedule sets forth a complete and correct list of (a) the ten largest suppliers by dollar volume of the Company and the aggregate dollar volume of purchases by the Company from such suppliers for the last fiscal year of the Company and (b) all customers or suppliers that within the last

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

24 months have terminated any agreement, contract or other arrangement with the Company or with whom the Company has terminated any agreement, contract or other arrangement, in each case with or without cause, prior to the stated expiration thereof. Except as set forth in Section 3.22 of the Disclosure Schedule, since January 1, 1997, the Company has not at any time delivered to, or received from, any customer or supplier any formal notice or written allegation of a default or breach with respect to any agreement, contract or other arrangement and, to each Seller's knowledge, none of such customers or suppliers has, or intends to terminate or not exercise any option to renew or otherwise change significantly its relationship with the Company. The Company has not granted any credit, rebate, trade-in, free return or other sales terms to customers or others which substantially differ from terms granted in the ordinary course of its business consistent with past practice.

         SECTION 3.23. PRODUCTS LIABILITY.

                  (a) There is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority against or involving any Product, or class of claims or lawsuits involving the same or similar Product produced, distributed or sold by or on behalf of the Company which is pending or, to the knowledge of Sellers, threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product produced, distributed or sold by or on behalf of the Company, or any alleged failure to warn, or from any breach of implied warranties or representations, and there has not been any Occurrence (as defined below) that is material to the business of the Company.

                  (b) For purposes of this Section 3.23, the term "OCCURRENCE" shall mean any accident, happening or event which was caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a Product (including any parts or components) manufactured, produced, distributed or sold by or on behalf of the Company which is likely to result in a claim or loss.

         SECTION 3.24. INSURANCE.

                  (a) Section 3.24 of the Disclosure Schedule sets forth a true and complete list of all policies of title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance and any other type of insurance insuring the properties, assets, employees and/or operations of the Company and indicates whether such policies are in the name of the Company, the Parent or an Affiliate (collectively, the "POLICIES"). The Sellers have furnished

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         true, complete and accurate copies of all the Policies to the Buyer. All premiums payable under all such Policies have been timely paid and the Company has complied fully with the terms and conditions of all such Policies.

                  (b) Except as set forth in Section 3.24 of the Disclosure Schedule, all such Policies are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. The Sellers shall use their respective best efforts to cause the Company or the Parent, as applicable, to maintain the coverage under all Policies in full force and effect through the Closing Date. Neither the Company nor the Parent is in default under any provisions of the Policies, and there is no claim by the Company or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies. Except as set forth in Section 3.24 of the Disclosure Schedule, none of the Sellers, the Company or the Parent has received any written notice from or on behalf of any insurance carrier or other issuer issuing such Policies that insurance rates or other annual premium or fee in effect as of the date hereof will hereafter be substantially increased (except to the extent that insurance rates or other fees may be increased for all similarly situated risks), that there will be a non-renewal, cancellation or increase in a deductible (or an increase in premiums in order to maintain an existing deductible) of any of the Policies in effect as of the date hereof, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company, purchase of additional equipment, or modification of any of the methods of doing business of the Company, will be required or suggested after the date hereof. The Policies maintained by the Company (and the Parent and its Affiliates on behalf of the Company) are adequate in accordance with the requirements of any applicable leases and are in at least the minimum amounts required by, and are otherwise sufficient for purposes of, any currently applicable law, rule, or regulation of any federal, state, local or foreign government, agency or authority, including, without limitation, environmental regulations.

         SECTION 3.25. TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Except as disclosed in Section 3.25 of the Disclosure Schedule, since January 1, 1996, there have been no transactions between the Company and any director, officer, employee, stockholder or other Affiliate of the Company or loans, guarantees or pledges to, by or for the Company from, to, by or for any of such persons in excess of $50,000. Since January 1, 1996, to the Sellers' knowledge, none of the officers, directors or employees of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company, except for an investment in less than 5 percent of the outstanding equity of any such firm, corporation, association or business enterprise, the equity of which is publicly traded. Except with respect to their ownership interests in the Company or the Parent, none of the Sellers or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

any of their Affiliates (other than the Company) owns or has any rights in or to any of the assets, properties or rights used by the Company in the ordinary course of its business except as disclosed in Section 3.12 of the Disclosure Schedule.

         SECTION 3.26. PROPRIETY OF PAST PAYMENTS. Except as set forth in
Section 3.26 of the Disclosure Schedule, no finder's fee or other payment has been, or will be, made by or on behalf of the Company in respect of, or in connection with, any Material Contract to any person, firm, corporation or other entity which is not a party to such Material Contract. No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

         SECTION 3.27. EMPLOYEE PLANS. There are no Parent Employee Benefit Plans or Parent Pension Plans applicable to employees of the Company other than those listed in Section 4.17 of the Disclosure Schedule.

         SECTION 3.28. LABOR MATTERS.

                  (a) Except as set forth in Section 3.28 of the Disclosure
         Schedule: (i) the Company is not a party to any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) the Company is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does any Seller know of any activities or proceedings of any labor union to organize any such employees. The Sellers have furnished to the Buyer complete and correct copies of all such agreements (the "EMPLOYMENT AND LABOR AGREEMENTS"). The Company has not breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

                  (b) Except as set forth in Section 3.28 of the Disclosure Schedule (i) the Company is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice charge or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         complaint pending before the NLRB against the Company; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Sellers' knowledge, threatened against or affecting the Company, and the Company has not at any time experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company; (iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and, to the Sellers' knowledge, no question concerning representation exists relating to the employees of the Company; (v) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) the Company has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the Sellers' knowledge, no such investigation is in progress.

                  (c) The Company at all times has been in compliance with all terms and provisions of IRCA. All employees of the Company assigned to work at sites pursuant to assignment by the Company have had and will have had their identity and eligibility for work within the U.S. properly verified by the Company. At or prior to Closing, when and if requested by the Buyer, the Sellers shall cause the Company to provide copies of the I-9 Forms together with such other documentation as may be requested by the Buyer from time to time in order to satisfy Buyer that the Company has performed its obligations hereunder as required by the IRCA.

         SECTION 3.29. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.29 of the Disclosure Schedule, since September 27, 1997, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been any:

                  (a) amendment to the Company's articles of incorporation or by-laws;

                  (b) change made in the Company's authorized capital or outstanding securities;

                  (c) issuance, sale, delivery of, or agreement to issue, sell, or deliver, any capital stock, bonds, or other corporate securities of the Company (whether authorized and unissued or held in treasury), or grant of, or agreement to grant, any options, warrants, or other rights of the Company calling for the issue, sale, or delivery thereof;

                  (d) borrowing of, or agreement to borrow, any funds by the Company, and the Company has not incurred or become subject to any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business, none of which, individually or in the aggregate, are materially adverse to the

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         business, assets, properties, operations, prospects, or condition, financial or otherwise, of the Company;

                  (e) payment of any obligation or liability (absolute or contingent), by the Company other than current liabilities reflected in or shown on the Company Unaudited Interim Financial Statements and current liabilities incurred in the ordinary course of business since September 27, 1997;

                  (f) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, or employees, or the declaration, payment, commitment, or obligation of any kind for the payment of additional salary or compensation to any such person exceeding $5,000;

                  (g) accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer, director, or employee of the Company;

                  (h) adoption of any new, or amendment of any existing, employee benefit plan, program or arrangement;

                  (i) material adverse change in the business, assets, properties, operations, or condition, financial or otherwise of the Company;

                  (j) destruction of, damage to, or loss of, any material asset of the Company (whether or not covered by insurance);

                  (k) failure to keep in force and effect insurance comparable in amount and scope to coverage maintained by the Company (or on its behalf) on September 27, 1997;

                  (l) labor dispute or activity or proceeding by a labor union or threat thereof;

                  (m) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization methods, policies, or rate) by the Company;

                  (n) failure by the Company to keep its books of account, records and files in the ordinary course and consistent with past practice;

                  (o) amendment, modification, or termination of any contract, lease, License, promissory note, commitment, or any other agreement, instrument, indebtedness, or obligation to which the Company is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, or terminations effected in the ordinary course of business consistent with past practices;

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (p) waiver or release of any right or claim of the Company or cancellation of any debts or claims, except in the ordinary course of business;

                  (q) declaration or making of, or agreement to declare or make, any payment of dividends or distribution of any asset of any kind whatsoever in respect to the Company's capital stock, nor any purchase, redemption, or other acquisition or agreement to purchase, redeem, or otherwise acquire, any of such outstanding capital stock;

                  (r) citation received by the Company for any violations of any act, law, rule, regulation, or code of any governmental entity or agency;

                  (s) claim incurred by the Company for damages or alleged damages for any actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance);

                  (t) sale, transfer, or disposal of any of the assets, properties, or rights (tangible or intangible) of the Company, except in the ordinary course of business;

                  (u) mortgage, pledge, or subjection to lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of the Company;

                  (v) agreement entered into granting any preferential rights to purchase any of the assets, properties, or rights (tangible or intangible) of the Company (including management and control thereof), or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights (including management and control thereof);

                  (w) capital expenditure by the Company exceeding $10,000;

                  (x) revaluation by the Company of any of its assets;

                  (y) failure by the Company to file, when due or required, any federal, state, local, foreign or other Tax return or report required to be filed or failure to pay when due any taxes, assessments, fees or other charges lawfully levied against the Company unless the validity thereof was contested in good faith and by appropriate proceedings diligently conducted;

                  (z) loan by the Company to any Person, guaranty by the Company of any loan, or incurrence by the Company of any indebtedness; or

                  (aa) agreement by the Company or the Sellers to do any of the things described in the preceding clauses (a) through (z).

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 3.30. TAX MATTERS.

                  (a) From the Company's inception through the date hereof, the Company has been included with the Parent in its consolidated federal income Tax Return as a member of an "affiliated group" (as defined in Section 1504(a) of the Code) of which the Parent is the common parent.

                  (b) Except as otherwise disclosed in Section 3.30 of the Company Disclosure Schedule, (i) the Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Company (whether or not shown on any Tax Return) or to which the Company may be liable under Treasury Regulations Section 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the Company Financial Statements in accordance with GAAP; (v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority; (vi) since January 1, 1993, no claim has been made by any Tax authority in a jurisdiction where the Company does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the knowledge of the Company is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (ix) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (x) the Company is not a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954; (xi) no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) exists with respect to the Company;
         (xii) the Company has no deferred gain or loss arising from any intercompany transactions, within the meaning of Treasury Regulations
         Section 1.1502-13; (xiii) the Company has not filed any agreement or consent under Section 341(f) of the Code; (xiv) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; (xv) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company; and (xvi) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 3.31. ACCURACY OF INFORMATION. To the knowledge of each Seller, none of the representations, warranties or statements of the Sellers contained in this Agreement, or in the Disclosure Schedule or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF DUBBELL

         Dubbell hereby represents, warrants and agrees as follows:

         SECTION 4.1. CORPORATE ORGANIZATION. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except in any jurisdiction where the failure to be so qualified would not have a material adverse effect on the business, results of operations or the condition (financial or otherwise) of the Parent. Section 4.1 of the Disclosure Schedule sets forth all of the jurisdictions in which the Parent is qualified to do business. The copies of the articles of incorporation and by-laws of the Parent included as part of Section 4.1 of the Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

         SECTION 4.2. CAPITALIZATION. The authorized capital stock of the Parent consists of 1,000,000 shares of Parent Common Stock of which 480,000 shares are issued and outstanding on the date of this Agreement and of which 427,200 shares shall be outstanding at the Closing Date as a result of the redemptions of Parent Common Stock in connection with the Redemption Transaction. The Parent Shares represent, and at the Closing, the Remaining Parent Shares will represent, all of the issued and outstanding shares of the capital stock of the Parent and are owned of record and beneficially by Dubbell, free and clear of any lien, charge or encumbrance. All the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 4.2 of the Disclosure Schedule, on the date of this Agreement there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of Parent Common Stock, and except as contemplated by the Redemption Transaction, there are no outstanding obligations or plans of the Parent to repurchase, redeem or otherwise acquire outstanding shares of Parent Common Stock. On the Closing Date, there shall be no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of Parent Common Stock.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 4.3. SUBSIDIARIES. Except as set forth in Section 4.3 of the Disclosure Schedule, the Parent does not own any shares of, or control, directly or indirectly, or have any equity interest in, any Person.

         SECTION 4.4. VALIDITY OF AGREEMENT. The Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder, including in connection with the Redemption Transaction. The execution and delivery of this Agreement and the performance by the Parent of its obligations hereunder, including in connection with the Redemption Transaction have been duly authorized by the Board of Directors of the Parent, and no other corporate proceedings on the part of the Parent are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Parent and constitutes the valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms (subject to normal equitable principles and subject to bankruptcy, insolvency, fraudulent conveyances and similar laws affecting the rights of creditors).

         SECTION 4.5. NO CONFLICT OR VIOLATION. Except as set forth in Section
4.5 of the Disclosure Schedule, the execution, delivery and performance by Dubbell and the Parent of this Agreement and the transactions contemplated hereby, including the Redemption Transaction, do not and will not: (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Parent; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to the Parent; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium, right of termination or acceleration to arise, accrue or occur under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which either Dubbell or the Parent is a party or by which either of them is bound or to which any of their respective properties or assets is subject; (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Parent; (v) result in the cancellation, modification, revocation or suspension of any License; or (vi) to the knowledge of Dubbell, otherwise result in the loss of any right important or valuable to the Parent.

         SECTION 4.6. CONSENTS AND APPROVALS. Section 4.6 of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other Person, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required of or to be made by the Parent or Dubbell in connection with the execution, delivery and performance of this Agreement.

         SECTION 4.7. FINANCIAL STATEMENTS.

                  (a) Dubbell has heretofore furnished to the Buyer copies of
         (i) the audited consolidated balance sheet of the Parent and its Subsidiaries as of December 28, 1996, together with the related statements of income, stockholders' equity and cash flows for

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         the year then ended and the notes thereto (the "PARENT AUDITED FINANCIAL STATEMENTS") and (ii) the Parent Unaudited Interim Financial Statements (together with the Parent Audited Financial Statements, the "PARENT FINANCIAL STATEMENTS"). The Parent Financial Statements, including the notes thereto: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby;
         (ii) present fairly the consolidated financial position, results of operations and cash flows of the Parent and its Subsidiaries as of such dates and for the periods then ended (subject, in the case of the Parent Unaudited Interim Financial Statements, to normal year-end audit adjustments consistent with prior periods) and (iii) are in all material respects, complete, correct and in accordance with the books of account and records of the Parent and its Subsidiaries.

                  (b) The Parent has no assets, properties or liabilities required by GAAP to be set forth in the Parent Unaudited Interim Financial Statements other than those reflected on the balance sheet included in the Parent Unaudited Interim Financial Statements.

                  (c) The Parent has no commitments to make any capital expenditures or to invest, advance or loan any monies to any Persons.

                  SECTION 4.8. TAX MATTERS.

                  (a) From the date of their inception through the date hereof, the Parent has included the Company in its consolidated federal income Tax Return as a member of an "affiliated group" (as defined in Section 1504(a) of the Code) of which the Parent is the common parent.

                  (b) Except as otherwise disclosed in Section 4.8 of the Disclosure Schedule, (i) beginning with the fiscal ended April 29, 1978, the Parent, the Company and each other Subsidiary of the Parent have filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Parent, the Company and each other Subsidiary of the Parent and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Parent, the Company or any other Subsidiary of the Parent (whether or not shown on any Tax Return) or to which the Company or any Subsidiary of the Parent may be liable under Treasury Regulations
         Section 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) any liability of the Parent, the Company or any other Subsidiary of the Parent for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the Parent Financial Statements in accordance with GAAP; (v) there is no action, suit, proceeding, investigation, audit or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         claim now pending against, or with respect to, the Parent, the Company or any other Subsidiary of the Parent in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority; (vi) since January 1, 1993, no claim has been made by any Tax authority in a jurisdiction where the Parent, the Company or any other Subsidiary of the Parent does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the knowledge of Dubbell, the Parent or the Company is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Parent, the Company or any other Subsidiary of the Parent; (ix) no property of the Parent or the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (x) neither the Parent nor the Company is a party to any lease made pursuant to former
         Section 168(f)(8) of the Internal Revenue Code of 1954; (xi) except with respect to Tri-State, no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) exists with respect to the Company or any other Subsidiary of the Parent; (xii) neither the Company nor any other Subsidiary of the Parent has any deferred gain or loss arising from any intercompany transactions, within the meaning of Treasury Regulations Section 1.1502-13; (xiii) neither the Parent, the Company nor any other Subsidiary of the Parent has filed any agreement or consent under Section 341(f) of the Code; (xiv) Dubbell is not a "foreign person" within the meaning of Section 1445 of the Code; (xv) neither the Parent, the Company nor any other Subsidiary of the Parent is a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; (xvi) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Parent, the Company or any other Subsidiary of the Parent; (xvii) the Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xviii) Since 1991, no member of the consolidated group of which the Parent is the common parent has had "personal holding company income" within the meaning of
         Section 542 of the Code; and (xix) the Parent, the Company and each other Subsidiary of the Parent has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

         SECTION 4.9. HOLDING COMPANY. The Parent is, and has always been, primarily a holding company. Although the Parent has not engaged in any separate business activity of its own, it has, from time to time, engaged in business as an agent or representative of the Subsidiaries for various purposes, including, but not limited to, provision of credit, obtaining licenses and permits and entering into contracts. Except as set forth in Section 4.9 of the Disclosure Schedule, the Parent does not lease any real property. The Parent does not own, and has never owned, any real property. The Parent does not have, and has never had, any employees.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 4.10. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS.

                  (a) Section 4.10 of the Disclosure Schedule sets forth a true and complete list of all material licenses of the Parent (including, but not limited to, any environmental licenses, permits, registrations or authorizations), health or other permits, franchises, authorizations and approvals issued or granted to the Parent by the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "PARENT LICENSE" and, collectively, the "PARENT LICENSES"), and all pending applications therefor. Each Parent License has been issued to, and duly obtained and fully paid for by, the Parent and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such Parent License invalid in any respect.

                  (b) The Parent has all Parent Licenses required, and such Parent Licenses are sufficient and adequate in all respects, to permit the continued lawful conduct of the Parent's business in the manner now conducted and the ownership, occupancy and operation of its real and personal property for their present uses. The Parent is not in violation of any of the Parent Licenses in any material respect. The Parent Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application of the Parent for any Parent License ever been denied. The Parent's operations are not being conducted in a manner that violate any of the terms or conditions under which any Parent License was granted. Except as disclosed in Section
         4.10 of the Disclosure Schedule, no Parent License will in any way be materially and adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Dubbell has delivered to the Buyer or its representatives true and complete copies of all Parent Licenses together with all amendments and modifications thereto.

         SECTION 4.11. COMPLIANCE WITH LAW. Except as set forth in Section 4.11 of the Disclosure Schedule, the operations of the Parent have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Parent and its assets, properties and operations. Neither Dubbell nor the Parent has received notice of any violation of any such law, regulation, order or other legal requirement, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Parent or any of its assets, properties or operations. Neither Dubbell nor the Parent has knowledge of any proposed changes in any such laws, rules or regulations that would adversely affect the transactions contemplated by this Agreement or all or a substantial part of the assets or the businesses of the Parent.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 4.12. ENVIRONMENTAL MATTERS. Except as set forth in Section
4.12 of the Disclosure Schedule:

                  (a) The operations of the Parent and its Subsidiaries (other than the Company) are, and in the past have been, in compliance in all material respects with all Environmental Laws and they have obtained and maintained in effect all Environmental Permits and are, and in the past have been, in compliance with all such Environmental Permits.

                  (b) Neither the Parent nor any Subsidiary (other than the Company) has performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or other) under CERCLA, or any other Environmental Laws, nor has the Company nor any Subsidiary (other than the Company) received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

                  (c) No Hazardous Material has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by the Parent or any of its Subsidiaries (other than the Company) or any surface waters or groundwaters thereon or thereunder.

                  (d) Neither the Parent nor any Subsidiary (other than the Company) owns or operates, and has never owned or operated, aboveground or underground storage tanks.

                  (e) With respect to any or all of the real properties owned or leased by the Parent or any of its Subsidiaries (other than the Company) (i) there are no, nor have there been in the past, asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or, to the knowledge of Dubbell, lead-based paints present at any such properties; and (ii) there are no wetlands (as defined under any Environmental Law) located on any such properties, nor have any been drained, filled or otherwise altered.

                  (f) None of the real properties owned or leased by the Parent or any of its Subsidiaries (other than the Company) (i) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials or (ii) is identified on a federal, state or local listing of sites which require or might require environmental cleanup.

                  (g) No condition exists on any of the real properties owned or leased by the Parent or any of its Subsidiaries (other than the Company) that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (h) There are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Parent or any of its Subsidiaries (other than the Company), any of their operations or the real properties owned or leased by any of them.

                  (i) Neither the Parent nor any of its Subsidiaries (other than the Company) nor any of their operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq., or analogous state statutes and related regulations, all as amended.

         SECTION 4.13. LITIGATION. Except as set forth in Section 4.13 of the Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the knowledge of Dubbell, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Dubbell, the Parent or its officers, directors, employees or agents or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of the Parent or the transactions contemplated by this Agreement. Section 4.13 of the Disclosure Schedule sets forth a list and a summary description of all such pending or known threatened actions, suits, proceedings, disputes or investigations. None of Dubbell nor the Parent nor any of their assets or properties is subject to, nor to Dubbell's knowledge, does any basis exist for any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that materially and adversely affects the Parent's assets, properties, operations, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 4.14. CONTRACTS.

                  (a) Section 4.14 of the Disclosure Schedule sets forth a true and complete list and a summary description showing the expiration dates (exclusive of renewal terms) of all material contracts, agreements, instruments, commitments and other arrangements to which the Parent is a party or otherwise relating to or affecting any of its assets or properties including, without limitation, all written or oral, express or implied (each, a "PARENT CONTRACT"). To the knowledge of Dubbell, each Parent Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Parent has performed in all material respects, all obligations, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in default or breach of any material provision in respect of, any Parent Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Dubbell has delivered to the Buyer or its representatives true and complete originals or copies of all Parent Contracts and a copy of every default notice received by Dubbell or the Parent during the past three years with respect to any of the Parent Contracts.

                  (b) To the knowledge of Dubbell, except as disclosed in
         Section 4.14 of the Disclosure Schedule and the Parent is not a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which, insofar as it relates to the businesses of the Parent, materially adversely affects or would in the future materially adversely affect the Parent's business, operations, properties, assets or financial condition.

         SECTION 4.15. INTERCOMPANY ACCOUNTS. The Company has no obligations and no amounts are due to the Parent or any of its Affiliates other than for goods and services purchased or provided in the ordinary course of business.

         SECTION 4.16. PROPRIETY OF PAST PAYMENTS. Except as set forth in
Section 4.16 of the Disclosure Schedule, no finder's fee or other payment has been, or will be, made by or on behalf of the Parent in respect of, or in connection with, any Parent Contract to any person, firm, corporation or other entity which is not a party to such Parent Contract. To the knowledge of Dubbell, no funds or assets of the Parent have been used for illegal purposes; no unrecorded funds or assets of the Parent have been established for any purpose; no accumulation or use of the Parent's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Parent; all payments by or on behalf of the Parent have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in the books and records of the Parent for any reason; no payment has been made by or on behalf of the Parent with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Parent has not made, directly or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

         SECTION 4.17. EMPLOYEE PLANS.

                  (a) Section 4.17 of the Disclosure Schedule sets forth (i) any "employee benefit plan", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements, policies or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance or scholarship programs, maintained by the Parent, the Company or any Subsidiary of the Parent or to which the Parent, the Company or any Subsidiary of the Parent contributed or is obligated to contribute for or with respect to current or former employees of the Parent, the Company or any Subsidiary of the Parent, but excluding any such plan, arrangement, policy, practice or program maintained or contributed to solely by a Subsidiary of the Parent other than the Company, solely for the benefit of employees of such Parent Subsidiary (the "PARENT EMPLOYEE BENEFIT PLANS"), and (ii) all "employee pension benefit plans", as defined in
         Section 3(2) of ERISA, which are subject to Title IV of ERISA or
         Section 412 of the Code and at any time during the six-year period ending on the date hereof were maintained or contributed to by the Parent, the Company, any Subsidiary of the Parent or any ERISA Affiliate (the "PARENT PENSION PLANS").

                  (b) None of the Parent, the Company, any Subsidiary of the Parent or any ERISA Affiliate has within the six-year period ending on the date hereof contributed to, or been obligated to contribute to, any Multiemployer Plan.

                  (c) The Parent Employee Benefit Plans intended to qualify and be tax-exempt under Sections 401 and 501 of the Code, respectively, have been determined by the Internal Revenue Service to be so qualified and tax-exempt, and nothing has occurred with respect to the operation of such Parent Employee Benefit Plans which could cause the loss of such qualification or tax exemption or the imposition of any liability, penalty or tax under ERISA or the Code. Any trust maintained or contributed to by the Parent, the Company or any Subsidiary of the Parent which is intended to be tax-exempt pursuant to Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so tax-exempt, and nothing has occurred since such determination which could cause the loss of such tax exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                  (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Parent Employee Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Parent Pension Plans.

                  (e) There is no "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, in any of the Parent Pension Plans. The "benefit liabilities", as defined in Section 4001(a)(16) of ERISA, of each of the Parent Pension Plans do not exceed the fair market value of the assets of such Parent Pension Plan.

                  (f) There has been no "reportable event," as that term is defined in Section 4043 of ERISA and the regulations thereunder, with respect to any Parent Pension Plan which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                  (g) There is no violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the Parent Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Parent Employee Benefit Plans.

                  (h) True, correct and complete copies of the following documents, with respect to each of the Parent Employee Benefit Plans, have been delivered to the Buyer: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500;
         (iii) the most recent actuarial report and audited financial statement;
         (iv) the last IRS determination or opinion letter; (v) summary plan descriptions; (vi) written communications to employees; and (vii) written descriptions of all non-written agreements relating to the Parent Employee Benefit Plans.

                  (i) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Parent Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or, to the knowledge of Dubbell, the plan administrator or any fiduciary of the Parent Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Parent or the Company, or any Subsidiary of the Parent, or Dubbell, have knowledge of facts which could form the basis for any such claim or lawsuit.

                  (j) All amendments and actions required to bring the Parent Employee Benefit Plans into conformity in all respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

                  (k) Any bonding required with respect to the Parent Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (l) The Parent Employee Benefit Plans have been maintained in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable federal and state laws and regulations. Neither the Parent, the Company, any Subsidiary of the Parent or, to the knowledge of Dubbell, the Parent, the Company and each Subsidiary of the Parent, any "party in interest" (within the meaning of Section 3(14) of ERISA) or "disqualified person" (within the meaning of Section 4975 of the Code) with respect to any of the Parent Employee Benefit Plans has engaged in a "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to which there is no statutory or administrative exemption. To the knowledge of Dubbell, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Parent Employee Benefit Plan.

                  (m) None of the Parent, the Company, any Subsidiary of the Parent or any ERISA Affiliate has terminated any Parent Pension Plan within the six-year period ending on the date hereof, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Parent Pension Plans have been paid.

                  (n) None of the Parent, the Company or any Subsidiary of the Parent maintains retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA. Each of the Parent, the Company, any Subsidiary of the Parent and any ERISA Affiliate which maintains a "group health plan," within the meaning of COBRA, has complied with the notice and health care continuation requirements of COBRA.

                  (o) None of the Parent, the Company or any ERISA Affiliate, or any organization with respect to which the Parent or the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Section 4069 of ERISA.

                  (p) No liability under any Parent Employee Benefit Plan has been funded or satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation or the equivalent by each other nationally recognized rating agency.

                  (q) Except as set forth in Section 4.17 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the Redemption Transaction) will (i) result in any payment becoming due to any employee (current, former or retired) of the Parent, the Company or any Subsidiary of the Parent, (ii) increase any benefits otherwise payable under any Parent Employee Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (r) None of the Parent, the Company or any Subsidiary of the Parent has any contract, plan or commitment, whether legally binding or not, to create any additional Parent Employee Benefit Plan or to modify any existing Parent Employee Benefit Plan, other than contemplated amendments thereto concerning withdrawal of the Parent and the Company as participating employers thereunder and vesting of participants, distributions to participants and related matters with respect to participants affected by the transactions contemplated herein.

                  (s) No stock or other security issued by the Parent, the Company or any Subsidiary of the Parent forms or has formed a material part of the assets of any Parent Employee Benefit Plan.

                  (t) There has been no "mass layoff" or "plant closing," as each such term is defined by WARN, with respect to the employees of the Parent, the Company or any Subsidiary of the Parent, with respect to which there could be any future liability to or in respect of such employees under WARN.

         SECTION 4.18. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.18 of the Disclosure Schedule, since September 27, 1997, there has not been any:

                  (a) amendment to the Parent's articles of incorporation or by-laws;

                  (b) change made in the Parent's authorized capital or outstanding securities;

                  (c) issuance, sale, delivery of, or agreement to issue, sell, or deliver, any capital stock, bonds, or other corporate securities of the Parent (whether authorized and unissued or held in treasury), or grant of, or agreement to grant, any options, warrants, or other rights of the Parent calling for the issue, sale, or delivery thereof;

                  (d) borrowing of, or agreement to borrow, any funds by the Parent, and the Parent has not incurred or become subject to any obligation or liability (absolute or contingent);

                  (e) payment of any obligation or liability (absolute or contingent), by the Parent;

                  (f) increase in the salary or other compensation payable or to become payable by the Parent to any of its officers or directors, or the declaration, payment, commitment, or obligation of any kind for the payment of compensation to any such person;

                  (g) accrual or arrangement, whether direct or indirect, for, or payment of, bonuses or special compensation of any kind, or any severance or termination pay, to any present or former officer or director of the Parent, except for settlements of outstanding stock options of the Parent;

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (h) adoption of any new, or amendment of any existing, employee benefit plan, program or arrangement except as referred to in
         Section 4.17(r);

                  (i) material adverse change in the business, assets, properties, operations, or condition, financial or otherwise of the Parent;

                  (j) destruction of, damage to, or loss of, any material asset of the Parent (whether or not covered by insurance);

                  (k) failure to keep in force and effect insurance comparable in amount and scope to coverage maintained by the Parent (or on its behalf) on September 27, 1997;

                  (l) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization methods, policies, or rate) by the Parent;

                  (m) failure by the Parent to keep its books of account, records and files in the ordinary course and consistent with past practice;

                  (n) amendment, modification, or termination of any contract, lease, License, promissory note, commitment, indenture, mortgage, deed of trust, employee benefit plan, or any other agreement, instrument, indebtedness, or obligation to which the Parent is a party, or by which it or any of its assets or properties are bound, except those agreements, amendments, or terminations effected in the ordinary course of business consistent with past practices;

                  (o) waiver or release of any right or claim of the Parent or cancellation of any debts or claims, except in the ordinary course of business;

                  (p) declaration or making of, or agreement to declare or make, other than pursuant to the Redemption Transaction, any payment of dividends or distribution of any asset of any kind whatsoever in respect to the Parent's capital stock, nor, other than the Redemption Transaction, any purchase, redemption, or other acquisition or agreement to purchase, redeem, or otherwise acquire, any of such outstanding capital stock;

                  (q) citation received by the Parent for any violations of any act, law, rule, regulation, or code of any governmental entity or agency;

                  (r) claim incurred by the Parent for damages or alleged damages for any actual or alleged negligence or other tort or breach of contract (whether or not fully covered by insurance);

                  (s) sale, transfer, or disposal of any of the assets, properties, or rights (tangible or intangible) of the Parent;

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (t) mortgage, pledge, or subjection to lien, charge, or other encumbrance, of any of the assets, properties, or rights (tangible or intangible) of the Parent;

                  (u) agreement entered into granting any preferential rights to purchase any of the assets, properties, or rights (tangible or intangible) of the Parent (including management and control thereof), or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights (including management and control thereof);

                  (v) capital expenditure by the Parent;

                  (w) revaluation by the Parent of any of its assets;

                  (x) failure by the Parent to file, when due or required, any federal, state, local, foreign or other tax return or report required to be filed or failure to pay when due any taxes, assessments, fees or other charges lawfully levied against the Parent unless the validity thereof was contested in good faith and by appropriate proceedings diligently conducted;

                  (y) loan by the Parent to any Person, guaranty by the Parent of any loan, or incurrence by the Parent of any indebtedness; or

                  (z) agreement by the Parent or Dubbell to do any of the things described in the preceding clauses (a) through (y).

         SECTION 4.19. PARENT'S LIABILITIES. Immediately prior to the Closing, Parent shall have no debts, obligations or liabilities of whatsoever kind, whether contingent or otherwise, whether known or unknown except for any liabilities under the Severance Agreements, the Parent Lease or the Kunz and Olander Notes to the extent that the Parent is not released thereunder.

         SECTION 4.20. OTHER PROPERTIES. Schedule 4.20 sets forth a true and complete list of all real properties owned or leased by PFRM and Tri-State.

         SECTION 4.21. ACCURACY OF INFORMATION. To the knowledge of Dubbell, none of the representations, warranties or statements of Dubbell contained in this Agreement, or in the Disclosure Schedule or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   ARTICLE V.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents, warrants and agrees as follows:

         SECTION 5.1. CORPORATE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

         SECTION 5.2. VALIDITY OF AGREEMENT. The Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder have been duly authorized by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

         SECTION 5.3. NO CONFLICT OR VIOLATION; NO DEFAULTS. The execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby do not and will not violate or conflict with any provision of its Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws and do not and will not violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of its properties or assets where such violations, breaches or defaults in the aggregate would have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, net income or financial condition of the Buyer.

         SECTION 5.4. CONSENTS AND APPROVALS. Other than those which have been made or obtained, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Buyer or any vote, consent or approval in any manner of the holders of any Security (as defined in Section 2(1) of the Securities Act of 1933, as amended) of the Buyer is required as a condition to the execution and delivery of this Agreement.

         SECTION 5.5. INVESTMENT REPRESENTATION. The Buyer is acquiring the Remaining Parent Shares and the Company Minority Shares solely for its own account for investment, and not with a view toward the resale, transfer or other distribution thereof.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 5.6. FINANCIAL CAPABILITY. The Buyer has available sufficient funds to pay the aggregate Purchase Price, including the Earn-Out Amount, payable to the Sellers on the terms and subject to the conditions contemplated by this Agreement.

                                   ARTICLE VI.
                                    COVENANTS

         SECTION 6.1. REDEMPTION TRANSACTION. Dubbell shall, and shall cause the Parent to, take all actions necessary to effect the Redemption Transaction on or immediately prior to the Closing Date.

         SECTION 6.2. CONTINUED DEVELOPMENT OF NOVAGEN BRAND PRODUCTS. During the Earn-Out Period, the Buyer intends to continue to offer the Company's product portfolio of Novagen Brand Products and to further develop new Novagen Brand Products (whether internally developed or externally sourced). During the Earn-Out Period, the Buyer will not change the brand of any Product which the Company has offered as a Novagen Brand Product prior to the Closing Date, and the Buyer further agrees that all future Products developed or manufactured by the Company will carry a Novagen Part Number or Novagen Label and that all Products sold by the Company under the name of another manufacturer will carry a Novagen Part Number or Label. During the Earn-Out Period, new products added to the Buyer's product portfolio will be assigned a brand based upon the Buyer's assessment of various factors, including the Buyer's historical branding practices, the brand of the Buyer most recognized for reaching various markets, the fit of new products into the Buyer's existing brand product portfolio and other strategic factors designed to maximize overall sales of the Buyer's entire product portfolio. During the Earn-Out Period, the Buyer intends to provide financial, management and other corporate resources for development, manufacturing and marketing of the Products in the same manner as it would provide for similar products developed by the Buyer. As a general matter, modification of resource allocations may be made as a result of such business, economic, political and other factors which a reasonable business person would take into consideration. However, the Buyer shall retain the right to discontinue offering any Novagen Brand Product and to make final determinations in connection with branding new products as Novagen Brand Products or as any of the Buyer's other brands.

         SECTION 6.3. NON-SOLICITATION OF EMPLOYEES. For the two-year period commencing on the Closing Date, no Seller shall make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any employee of the Company, in each case without the written consent of the Buyer.

         SECTION 6.4. ACCESS TO PROPERTIES AND RECORDS. The Sellers shall afford, and shall cause the Parent and the Company to afford, to the Buyer and the Buyer's accountants, counsel and representatives full access during normal business hours, without disruption to the normal operation of the Parent or the Company, throughout the period prior to the Closing

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Date (or the earlier termination of this Agreement pursuant to Article X hereof) to all of the Parent's and the Company's properties, books, contracts and records (including, but not limited to, all environmental studies, reports and other environmental records, all auditors' work papers relating to the Parent or the Company, supporting information for Tax returns of the Parent and the Company and litigation files of the Parent and the Company) and, during such period, shall furnish promptly to the Buyer all information concerning the Parent's and the Company's business, properties, liabilities and personnel as the Buyer may reasonably request; provided, however that such access shall not be afforded to the properties, books, contracts and records of PFRM, except when reasonable justification for access is shown based on possible liability to the Parent, the Company or the Buyer. The Buyer shall be permitted, subject to any required landlord consent, which the Sellers will use commercially reasonable efforts to obtain, to conduct testing and analysis of soil, groundwater, building components, tanks, containers and equipment to confirm the condition of the real property owned or leased by the Parent or its Subsidiaries and improvements thereon.

         SECTION 6.5. NEGOTIATIONS. From and after the date hereof, none of the Sellers, the Parent, the Company or any officers or directors of the Parent or the Company or anyone acting on behalf of the Sellers or such Persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than the Buyer or its representatives) concerning any merger, sale of assets, purchase or sale of shares of capital stock or similar transaction involving the Parent or the Company. The Sellers shall promptly reject any such offers concerning any such transaction which they may receive or of which they may become aware.

         SECTION 6.6. CONSENTS AND APPROVALS. The Buyer and the Sellers shall use commercially reasonable efforts to obtain, and the Sellers shall cause the Parent and the Company to obtain, all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other Persons required in connection with the execution, delivery and performance by them of this Agreement and the transactions contemplated hereby.

         SECTION 6.7. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including, without limitation, the transfer or reissuance of any permit, license, or approval required pursuant to Environmental Laws.

         SECTION 6.8. NOTICE OF BREACH. Through the Closing Date, each of the parties hereto shall promptly give to the other parties written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 6.9. CONFIDENTIAL INFORMATION. No party hereto shall use for its own benefit or disclose to any Person Confidential Information that is the exclusive property of another party hereto without the prior written consent of that party. "Confidential Information" shall include protocols, processes, information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Parent's or the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Parent, the Company, the Buyer or any of their respective Subsidiaries or Affiliates. Confidential Information shall not include any information that can be shown by clear and convincing documentary evidence to have been (1) public knowledge at the time of disclosure by a party to this Agreement, its employees or agents ("DISCLOSING PARTY") or thereafter made public knowledge through no act or failure to act on the part of another party to this Agreement its employees or agents ("RECEIVING PARTY") or (2) known independently by the Receiving Party prior to disclosure by the Disclosing Party. Notwithstanding the foregoing, each party acknowledges that technology which is public knowledge may have specific applications to products or processes that are not public knowledge. The possible utilization of such technology to these specific applications developed by or for a party will be deemed confidential and proprietary and are to be maintained as such.

         SECTION 6.10.  TAX COVENANTS.

                  (a) Dubbell shall prepare and the Parent shall file within five (5) days of receipt from Dubbell all Tax Returns with the appropriate federal, state, local and foreign governmental agencies relating to the Parent or the Company for periods ending on or prior to the Closing Date, including the consolidated federal income Tax Return for the year ending December 27, 1997 (the "1997 FEDERAL TAX RETURN") and the consolidated federal income Tax Return for the period ending on the Closing Date (the "1998 SHORT PERIOD FEDERAL TAX RETURN"). The Parent shall prepare and file, or cause to be prepared and filed, all Straddle Tax Returns required to be filed by the Parent or the Company and shall pay the Taxes shown to be due thereon, provided, however, that Dubbell shall promptly reimburse the Parent for the portion of such Taxes that constitutes a Pre-Closing Tax. Buyer shall allow Dubbell and his accountants to review, comment upon and reasonably approve without undue delay any Straddle Tax Return and Dubbell shall allow Buyer to review, comment upon and reasonably approve without undue delay the 1997 Federal Tax Return and the 1998 Short Period Federal Tax Return, at any time during the forty-five (45) day period immediately preceding the filing of such Tax Returns. Buyer and Dubbell agree to cause the Parent and the Company to file all Tax Returns for any Straddle Period on

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         the basis that the relevant taxable period ended as of the close of business on the Effective Date, unless the relevant Tax authority will not accept a Tax Return filed on that basis.

                  (b) In the case of any Straddle Period, (i) real, personal and intangible property Taxes ("PROPERTY TAXES") of the Parent or the Company for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and
         (ii) the Taxes of the Parent or the Company (other than property Taxes) for the portion of the Straddle Period that constitutes a Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Effective Date.

                  (c) The Parent will cause any tax sharing agreement or similar arrangement with respect to Taxes involving the Parent, the Company or any other Subsidiary of the Parent to be terminated effective as of the Effective Date, to the extent any such agreement or arrangement relates to the Parent, the Company or any other Subsidiary of the Parent, and after the Effective Date the Parent and the Company shall have no obligation under any such agreement or arrangement for any past, present or future period.

                  (d) The Buyer shall pay to Dubbell within ten (10) days of receipt any Tax refunds received by the Buyer, the Parent or the Company that relate solely to any Pre-Closing Tax Period, including any Tax refunds related to the carryback of any losses incurred during the taxable year of the Parent that includes the Closing Date.

                  (e) From and after the date hereof, neither the Parent, the Company nor any other Subsidiary of the Parent shall, without the consent of Buyer, (i) make, change or revoke, or permit to be made, changed or revoked, any election or method of accounting with respect to Taxes; or (ii) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes.

         SECTION 6.11. RELEASE OF RESIGNING DIRECTORS AND OFFICERS; ASSUMPTION OF OBLIGATIONS.

                  (a) On or prior to the Effective Date, each of the officers and directors of the Parent and the Company designated by the Buyer shall execute a resignation and cross release under which (i) he shall resign effective on the Closing Date from any office held as an officer or director of the Parent and/or the Company; (ii) he shall release the Parent and/or the Company from any and all claims, costs, liabilities and actions that he may have against them; (iii) the Parent and/or the Company shall release such individual from any and all claims, costs, liabilities and actions that it may have against such individual except
         (x) as to any then unpaid loans made by the Parent or the Company to such individual, and (y) any claims, costs, liabilities and actions that

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         the Parent or the Company may have against such individual by reason of his willful malfeasance or criminal conduct; and (iv) the Parent and/or the Company shall indemnify and hold harmless such individual from and against any and all liabilities, losses, damages, claims, costs and expenses that such individual may incur arising out of or related to his having served as an officer or director of the Parent and/or the Company (except those arising from his willful malfeasance or criminal conduct).

                  (b) On or prior to the Effective Date, Dubbell shall cause PFRM to assume all liabilities and the performance of all obligations under the Severance Agreements, the Parent Lease, the Kunz and Olander Notes and any and all instruments, agreements or documents to which the Parent is bound.

         SECTION 6.12. ACTIONS OF SELLERS. Between the date of this Agreement and the Closing Date, the Sellers will not take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the Parent or the Company, as applicable, or otherwise, which would be contrary to or in breach of any of the terms, conditions or provisions of this Agreement, or which would cause any of the representations herein to be untrue, except as may be provided for in this Article VI. Except as otherwise requested by the Buyer, but without making any commitment on behalf of the Buyer, the Sellers will use commercially reasonable efforts to preserve the businesses of the Parent and the Company, to keep the services of their present officers and employees available and to preserve the good will of the suppliers and customers and others having business relationships with the Parent, the Company or the Buyer.

         SECTION 6.13. CHANGE OF NAME OF THE PARENT. Prior to the Effective Date, Dubbell shall cause the Parent to take all actions necessary to cause the name of the Parent to be changed to Novagen Holdings, Inc. or such other name as the Buyer and Dubbell shall mutually agree. Additionally, the Buyer shall execute any license or assignment required in order to enable Dubbell to continue to use the name "Pel-Freez" in connection with the operation of businesses not purchased by the Buyer.

         SECTION 6.14. TRANSFER OF CORPORATE BOOKS AND RECORDS. On the Closing Date, Dubbell shall cause the Parent and the Sellers shall cause the Company to transfer all minute books, stock registers, Tax Returns and other corporate and business books and records (including employee personnel files) of the Parent and the Company applicable to all periods prior to and ending on the Closing Date (the "CORPORATE RECORDS") to the Buyer. From and after the Closing Date until the sixth year anniversary of the Closing Date, upon reasonable notice to the Buyer and during regular business hours, the Sellers shall have access to the Corporate Records. The Buyer shall give each of Dubbell's Agent and the Minority Shareholders' Agent notice 30 days prior to the disposal of any Corporate Records. Upon such notice, the Sellers' Agents, at their election, may request the Buyer to deliver all such documents to the Sellers' Agents, or either of them, and may retain the same with no obligation of any kind or nature in respect thereof to the Buyer. The Buyer shall deliver such

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Corporate Records to the Sellers' Agents at the place where they are regularly stored by the Buyer.

         SECTION 6.15.  EMPLOYEE RELATIONS AND BENEFITS.

                  (a) The Parent and Dubbell shall take, or cause to be taken, such corporate action as is necessary to cause (i) the Parent Employee Benefit Plans to be assumed by PFRM as of or prior to the Closing Date,
         (ii) the Parent and the Company to cease as of the Closing Date to be participating employers in any of the Parent Employee Benefit Plans and
         (iii) the Parent and the Company to have no liability as of and after the Closing Date to PFRM or any other Person in respect of any Parent Employee Benefit Plan.

                  (b) Dubbell shall cause PFRM and its Affiliates following the Closing Date, and the Parent Employee Benefit Plans, to be responsible for all claims of participants in the Parent Employee Benefit Plans (including those persons who remain employed with the Company immediately following the Closing Date (the "POST-CLOSING COMPANY EMPLOYEES")) for payments or benefits thereunder. The Parent Employee Benefit Plans shall be responsible for all claims of Post-Closing Company Employees for worker's compensation, unemployment compensation and other government-mandated benefits, and for weekly indemnity, life, hospital/medical/surgical, disability, major medical and dental benefits, for expenses which were incurred prior to the Closing Date and are payable under the terms and conditions of any of the Parent Employee Benefit Plans. Those employee benefit plans maintained by the Buyer and in which Post-Closing Company Employees participate on the Closing Date, and which are analogous to a plan or program described in the preceding sentence (the "BUYER WELFARE PLANS"), shall be responsible for all claims for expenses incurred on or following the Closing Date and which are payable under the terms and conditions of any of the Buyer Welfare Plans.

                  (c) Service by Post-Closing Company Employees with the Company shall be recognized under the Buyer Welfare Plans, and any other employee benefit plans maintained by the Buyer for the benefit of Post-Closing Company Employees, for all purposes, including but not limited to participation, coverage, vesting and level of benefits, as applicable. The Buyer shall waive or cause its insurance carriers to waive all limitations as to preexisting conditions, if any, with respect to participation and coverage requirements applicable to Post-Closing Company Employees under the Buyer Welfare Plans except to the extent that such limitations (i) prevented any person from participating in any Parent Employee Benefit Plan immediately prior to the Closing Date and (ii) remain allowable following the passage of the Health Insurance Portability and Accountability Act.

                  (d) If the Closing Date is prior to December 31, Post-Closing Company Employees shall be allowed to continue to participate for the remainder of the calendar

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         year in which the Closing Date occurs, on an after-tax basis, in the Parent Employee Benefit Plan which provides a health care flexible spending account and a dependent care spending account.

                  (e) The Buyer shall cause Post-Closing Company Employees to be provided with severance benefits in accordance with the arrangement described in Section 6.15 of the Disclosure Schedule for terminations of employment occurring within one year of the Closing Date.

                  (f) Dubbell shall cause PFRM or such other entity as may maintain the Pel-Freez, Inc. 401(k) Plan (the "PEL-FREEZ 401(K) PLAN") following the Closing Date to cause all accounts of Post-Closing Company Employees in the Pel-Freez 401(k) Plan to become fully vested and nonforfeitable as of the Closing Date. Provided a favorable Private Letter Ruling is issued by the Internal Revenue Service, Dubbell shall cause PFRM, or such other entity as may maintain the Pel-Freez 401(k) Plan following the Closing Date, to allow Post-Closing Company Employees having account balances therein to elect to receive lump sum distributions of such account balances in accordance with Section 401(k)(10) of the Code until the end of the second calendar year following the calendar year in which the Closing Date occurs. The Buyer shall cause the Code Section 401(k) Plan maintained by it to accept rollover contributions of such distributions in accordance with the requirements of the Code. The account balances in the Pel-Freez 401(k) Plan which are not distributed in accordance with Section 401(k)(10) of the Code shall be treated in accordance with the terms of the Pel-Freez 401(k) Plan. Dubbell shall cause PFRM or such other entity as may maintain the Pel-Freez 401(k) Plan to apply to the Internal Revenue Service for the Private Letter Ruling referred to above as soon as practicable following the date hereof, and use its best efforts to obtain such Private Letter Ruling.

                  (g) Dubbell shall cause PFRM or such other entity as may maintain the Pel-Freez, Inc. Retirement Plan (the "DB PLAN") to cause all accrued benefits of Post-Closing Company Employees in the DB Plan to become fully vested and nonforfeitable as of the Closing Date. Such accrued benefits shall be payable in accordance with the terms of the DB Plan. Dubbell shall take, or cause to be taken, by the Parent (prior to the Closing Date) or PFRM or such other entity, as applicable, (following the Closing Date) any action required by the Pension Benefit Guaranty Corporation (the "PBGC") to prevent a termination of the DB Plan by the PBGC in a manner or under circumstances which could cause the Buyer, Parent, the Company or any ERISA Affiliate of any of them to have any liability to or in respect of the DB Plan following the Closing Date. Dubbell shall cause a "reportable event" filing to be timely made with the PBGC in connection with the transactions contemplated hereunder, if required pursuant to Section 4043 of ERISA or the regulations thereunder. Dubbell shall cause to be promptly forwarded to the Buyer any comments received from the PBGC by the Sellers, the Parent, the Company or any ERISA

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         Affiliate of any of them (whether written or oral) following the date hereof regarding the DB Plan.

                  (h) Prior to or as of the Closing Date, the Sellers and the Parent shall take whatever action is necessary to cause any outstanding options, warrants and other rights to purchase stock of the Parent or the Company to cease to exist. The Sellers and the Parent shall obtain releases from each of the holders of such options, warrants or other rights, addressed to the Parent, confirming that such options ceased to exist no later than the Closing Date, and that such holder maintains no rights against the Parent, the Company or the Buyer, or any Affiliate of any of them, in respect thereof on and following the Closing Date.

                  (i) Prior to the Closing Date, the Company shall set aside $25,000 into a bookkeeping account denominated the "RETENTION BONUS POOL." This set-aside shall be recorded in the financial operations of the Company as a charge to earnings prior to the Closing Date. Immediately following the Closing Date, the Buyer shall cause the Retention Bonus Pool to be increased by an additional $25,000. The resulting $50,000 Retention Bonus Pool shall be distributed at the discretion of the person who is the General Manager of the Company ninety (90) days following the Closing Date, to those Post-Closing Company Employees who continue to be employed with the Company at such time.

         SECTION 6.16. FURTHER ASSURANCES. Upon the request of a party or parties hereto at any time after the Closing Date, the other party or parties will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to perfect title of the Buyer and its successors and assigns to the Remaining Parent Shares and the Company Minority Shares or otherwise to effectuate the purposes of this Agreement.

         SECTION 6.17.  POST-CLOSING MANAGEMENT OF PROMEGA DISPUTE.

                  (a)
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                  (b) The Buyer and the Company shall make Robert C. Mierendorf
         ("MIERENDORF") and other employees of the Company available for consultations, court

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         appearances, settlement conferences and other meetings with Dubbell and legal counsel regarding the Promega Dispute as may be reasonably requested by Dubbell and shall make available to Dubbell upon his reasonable request such books and records of the Company that have relevance to the Promega Dispute.

                  (c)
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         SECTION 6.18. INTERCOMPANY ACCOUNTS. The Buyer shall, within 90 days of the Closing Date, pay or cause to be paid the Intercompany/Affiliate Account of the Company outstanding as of the Closing Date, which amount shall not exceed $200,000, and which shall bear interest from the Closing Date at a rate of 8% per annum on the unpaid balance thereof. The Buyer shall be entitled to credit against such outstanding Intercompany/Affiliate Account balance the amount of any payments made prior to the Closing Date by the Parent or the Company to Vector Securities International, Inc. or any other obligations of the Parent or the Company to Vector Securities, Inc. in connection with the transactions contemplated by this Agreement and to the extent such amounts exceed the amount of the Intercompany/Affiliate Account, the Sellers shall reimburse the Buyer for such amounts.

         SECTION 6.19. CONTINUATION OF COMPANY'S BUSINESS. From and after the date of this Agreement through the Effective Date, the Company shall operate the business in the ordinary course consistent with past practice and prior to the Closing in accordance with the business plans and budgets established by the Company, including, without limitation, reducing the amounts due under the Company's Intercompany/Affiliate account. From and after the Effective Date, Dubbell shall not permit the Parent, and the Sellers and the Parent shall not permit the Company, to take any actions with respect to their respective operations, howsoever insignificant, without the prior consent of the Buyer, except for the Redemption Transaction. From and after the Effective Date, the operations of the Parent and the Company shall be conducted for the account and benefit, and at the expense, of the Buyer as if the transactions contemplated hereby had been consummated on the Effective Date.

         SECTION 6.20. RELEASES FROM LIABILITY. Dubbell shall use commercially reasonable efforts to obtain, on behalf of the Parent, unconditional releases of all liabilities or obligations

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

of the Parent under the Severance Agreements, the Parent Lease, the Kunz and Olander Notes and any and all other instruments, agreements or documents to which the Parent is bound.

         SECTION 6.21. ANCILLARY AGREEMENTS. On or prior to the Closing Date, the Parent, the Company and PFRM, as applicable, shall enter into agreements substantially in the forms of Exhibits H, I and J, and reasonably acceptable to the Buyer. The Buyer and Dubbell shall negotiate in good faith agreements based on the principal terms set forth on Exhibit K.

         SECTION 6.22. CLOSING DOCUMENTATION. (a) On or before December 30, 1997, the Buyer shall cause to be prepared and submitted for review by the Sellers' attorneys, fully executed copies of each of the certificates, agreements, opinions and other documents required under Article VIII, dated as of the Closing Date, to be held by such attorneys pending receipt of instructions from the Buyer that they be delivered at the Closing.

         (b) On or before December 30, 1997, the Sellers shall cause to be prepared and submitted for review by the Buyer's attorneys, fully executed copies of each of the certificates, agreements, opinions and other documents required under Article VII, dated as of the Closing Date, to be held by such attorneys pending receipt of instructions from the Sellers' Agents that they be delivered at the Closing.

         SECTION 6.23. ACTIONS OF BUYER. Between the date of the Agreement and the Effective Date, the Buyer will not take, or knowingly permit to be taken, any action which might reasonably be expected to adversely impact the day-to-day operations of the business of the Company.


                                  ARTICLE VII.
                     CONDITIONS TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. All representations and warranties made by the Sellers in this Agreement or in any Ancillary Document delivered pursuant to the provisions of this Agreement in connection with the transactions contemplated hereby that are qualified as to materiality or as to a specified dollar amount shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of the Closing Date as if again made by the Sellers on and as of such date, except for changes contemplated in Article VI hereof, and the Buyer shall have received a certificate dated the Closing Date and signed by each of the Sellers to that effect.

         SECTION 7.2. PERFORMANCE OF THE SELLERS' OBLIGATIONS. The Sellers shall have performed all obligations required under this Agreement to be performed by them on or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

before the Closing Date, and the Buyer shall have received a certificate dated the Closing Date and signed by each of the Sellers to that effect.

         SECTION 7.3. REDEMPTION TRANSACTION. The Redemption Transaction shall have been effected by Dubbell and the Parent.

         SECTION 7.4. RECEIPT OF DOCUMENTS. The Sellers shall have delivered to the Buyer all of the following, each duly executed by the parties thereto (other than the Buyer) and dated the Closing Date (or an earlier date satisfactory to the Buyer), in form and substance satisfactory to the Buyer:

                  (a) EMPLOYMENT AGREEMENT. The Employment Agreement between Mierendorf and the Company, substantially in the form of Exhibit G hereto;

                  (b) RESIGNATIONS. The resignations and releases of those officers and directors of the Parent and the Company designated by the Buyer, effective the Closing Date;

                  (c) CERTIFICATE OF NON-FOREIGN STATUS. The Buyer shall have received a certificate from Dubbell substantially in the form of Exhibit D hereto;

                  (d) STOCK OPTION RELEASES. The releases of persons formerly holding options, warrants or other rights to purchase stock of the Parent or the Company, as described in Section 6.15(h);

                  (e) EVIDENCE OF RELEASE OF LIENS. Documents evidencing the release of all liens on assets of the Parent and the Company, including Form UCC-3 Termination Statements, and payoff letters from all appropriate lenders;

                  (f) RELEASE UNDER VECTOR AGREEMENTS. The release of the Parent from any and all liabilities and obligations under the Vector Agreements, including, without limitation, any indemnification obligations.

                  (g) RELEASE UNDER ANNUITY. The release of the Parent and the Company by David Pelphrey from any and all liabilities or obligations and the termination of any and all security interests and other liens on the property of the Parent or the Company under any annuity for his benefit; and

                  (h) OTHER. All documents the Buyer may reasonably require relating to the existence of the Parent and the Company and the authority of the Sellers to enter into this Agreement, all in form and substance reasonably satisfactory to the Buyer.

         SECTION 7.5. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other Person, including but not limited to, those required by Environmental Laws, required in

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

connection with the Parent's and the Sellers' execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 7.6. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect.

         SECTION 7.7. NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, net income or financial condition of the Parent or the Company. For purposes of this
Section 7.7, any claim or lawsuit brought by Promega Corporation or its principal stockholder or any of their respective Affiliates prior to the Closing Date against the Company, the Parent, the Buyer or any party hereto shall not, in and of itself, be considered a material adverse change unless it is related to a material omission by the Company or any Seller.

         SECTION 7.8. DISCHARGE OF INDEBTEDNESS; RELEASE OF LIENS. The Parent shall have paid, and shall have caused its Subsidiaries and Affiliates to have paid, all amounts due and owing to the Company by the Parent and such Subsidiaries and Affiliates. All amounts due and owing to the Parent by any of its Subsidiaries (including the Company) immediately prior to the Redemption Transaction shall be cancelled at such time and treated as a contribution to the capital of the respective Subsidiaries owing such amounts. The Sellers shall have performed, or caused the Parent and the Company to perform, all acts necessary to terminate and release all liens, security interests, charges, interests or other encumbrances on the Remaining Parent Shares and the Company Minority Shares and the assets of the Parent and the Company.

         SECTION 7.9. OPINION OF COUNSEL. The Buyer shall have received an opinion, dated as of the Closing Date, from Conner & Winters, a Professional Corporation, counsel to the Parent and Dubbell and Lathrop & Clark, counsel to the Minority Shareholders, in form and substance reasonably satisfactory to the Buyer and its counsel, substantially in the forms attached as EXHIBIT B hereto.

         SECTION 7.10. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Sellers under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Sellers in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                  ARTICLE VIII.
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Sellers' Agents.

         SECTION 8.1. REPRESENTATIONS AND WARRANTIES OF THE BUYER. All representations and warranties made by the Buyer in this Agreement or in any Ancillary Document delivered pursuant to the provisions of this Agreement in connection with the transactions contemplated hereby that are qualified as to materiality or as to a specified dollar amount shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of the Closing Date as if again made by the Buyer on and as of such date and the Sellers shall have received a certificate dated the Closing Date and signed by an authorized officer of the Buyer to that effect.

         SECTION 8.2. PERFORMANCE OF THE BUYER'S OBLIGATIONS. The Buyer shall have performed all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Sellers shall have received a certificate dated the Closing Date and signed by an authorized officer of the Buyer to that effect.

         SECTION 8.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other Person required in connection with the Buyer's execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 8.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

         SECTION 8.5. OPINION OF COUNSEL. The Sellers shall have received a favorable opinion, dated as of the Closing Date, from Willkie Farr & Gallagher, counsel for the Buyer, in form and substance reasonably satisfactory to the Sellers and their counsel. substantially in the form of EXHIBIT C.

         SECTION 8.6. LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Buyer under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Buyer in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Sellers.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   ARTICLE IX.
                                 INDEMNIFICATION

         SECTION 9.1.  INDEMNIFICATION BY THE SELLERS AND THE BUYER.

                  (a) The Sellers shall severally indemnify and hold the Buyer Indemnified Parties harmless from and against and in respect of any and all liabilities, losses, damages, judgments, settlements, claims, costs and expenses, including but not limited to reasonable attorneys' fees (each, a "LOSS"), arising out of or due to (i) a breach of any covenant, condition or agreement of the Sellers contained in this Agreement or any representation or warranty contained in Article III of this Agreement and any related certificate, schedule, exhibit or other document furnished by such parties pursuant to this Agreement or in connection with the Closing (each, an "ANCILLARY DOCUMENT"), or (ii) any claim or cause of action by or in respect of any person who is or was employed by the Company, the circumstances giving rise to which arose prior to the Closing Date. Notwithstanding the foregoing provisions of this Section 9.1(a), for purposes of this Section 9.1(a), the term "Loss" shall not include any amounts attributable to any Pre-Closing Taxes of the Company. [**********************************************************************
         ****************************] Sellers' liability under this Section 9.1
         (a) shall not exceed $3,000,000 in the aggregate.

                  (b) The Sellers shall severally indemnify and hold the Buyer Indemnified Parties harmless from and against and in respect of any and all Losses, arising out of or due to any claim or cause of action (1) arising pursuant to Environmental Laws as a result of any act, omission, or condition in existence or first occurring prior to the Closing Date at any real property owned or leased by the Company, (2) arising out of the presence prior to the Closing Date at any real property owned or leased by the Company prior to the Closing Date of any Hazardous Material on, at, beneath, or near any real property owned or leased by the Company prior to the Closing Date, (3) any violation prior to the Closing Date of Environmental Law by the Company, at any real property owned or leased by the Company prior to the Closing Date, or (4) the disposal, arrangement for disposal, or transportation of any Hazardous Materials, prior to the Closing Date by the Company or from any real property owned or leased by the Company prior to the Closing Date.

                  (c)
                    [***********************************************************
         ***********************************************************************
         **************************]

                           (i)
                    [***********************************************************
         ***********************************************************************

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         ***********************************************************************
         ****************]

                           (ii)
               [****************************************************************
         ***********************]

                           (iii)
               [***************************************************************]

         [**********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ****************************]

                  (d) In addition to his obligations as a Seller, Dubbell shall indemnify and hold the Buyer Indemnified Parties harmless from and against and in respect of any and all Losses arising out or due to (i) a breach of any representation or warranty contained in Article IV of this Agreement and any related Ancillary Document, (ii) any failure of Dubbell to pay and discharge when due any Parent Liabilities, (iii) any claim for payments or benefits from or in respect of any of the Parent Employee Benefit Plans, (iv) any claim or cause of action by or in respect of any person who is or was employed by the Parent or any of its Subsidiaries, the circumstances giving rise to which arose prior to the Closing Date or (v) any claim or cause of action by any present or former shareholder of the Parent or its Affiliates (other than Dubbell) in such present or former shareholder's capacity as a shareholder of the Parent or its Affiliates against a Buyer Indemnified Party, the Parent or the Company arising out of any transactions in capital stock of the Parent or its Affiliates; provided, however, that for purposes of this Section 9.1(d), the term "Loss" shall not include any amounts attributable to Taxes of any Subsidiary of the Parent other than the Company, whether accrued before or after the Closing Date, and any Pre-Closing Taxes of the Parent; [*************************************
         ***********************************************************************
         ***********]

                  (e) In addition to his obligations as a Seller, Dubbell shall indemnify and hold the Buyer Indemnified Parties harmless from and against and in respect of any and all Losses arising out or due to any claim or cause of action by any party against a Buyer Indemnified Party, the Parent or the Company with respect to liability from any claim or cause of action (1) arising pursuant to Environmental Laws as a result of any act, omission, or condition in existence or first occurring prior to the Closing Date at any real property owned or leased by the Parent and any of its Subsidiaries, (2) arising out of the presence prior to the Closing Date of any Hazardous Material on, at,

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         beneath, or near any real property owned or leased by the Parent or its Subsidiaries prior to the Closing Date, (3) any violation of Environmental Law prior to the Closing Date by the Parent or its Subsidiaries or at any real property owned or leased by the Parent or its Subsidiaries prior to the Closing Date, or (4) the disposal, arrangement for disposal, or transportation prior to the Closing Date of any Hazardous Materials by the Parent or its Subsidiaries or from any real property owned or leased by the Parent or its Subsidiaries prior to the Closing Date.

                  (f) In addition to his other indemnification obligations, Dubbell shall indemnify the Buyer Indemnified Parties and hold them harmless from all Losses attributable to Taxes of any Subsidiary of the Parent other than the Company, whether accrued before or after the Closing Date, and any Pre-Closing Taxes of the Parent or the Company. For purposes of this Agreement, "Pre-Closing Taxes" shall mean, to the extent such liability does not give rise to a reduction in the Purchase Price pursuant to Section 2.4 of this Agreement, (i) all liability for Taxes of the Parent or the Company for Pre-Closing Tax Periods; (ii) all liability resulting by reason of the several liability of the Parent or the Company pursuant to Treasury Regulations 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Parent or the Company having been a member of any consolidated, combined or unitary group on or prior to the Closing Date; (iii) all liability for Taxes resulting by reason of the Redemption Transaction;
         (iv) all liability for real estate transfer Taxes or real estate gains Taxes arising as a result of the sale of the Parent Shares, the sale of the Company Minority Shares or the deemed transfer of the stock of any of the Subsidiaries of the Parent under this Agreement; (v) all liability attributable to any misrepresentation or breach of warranty made by Dubbell in Section 4.8 of this Agreement; (vi) all liability for Taxes attributable to any failure to comply with any of the covenants or agreements of Dubbell or the Company under this Agreement;
         (vii) all liability for Taxes resulting by reason of any item of income or gain of a partnership reported by the Company as a partner, to the extent such items are properly attributable to a Pre-Closing Tax Period of the partnership; and (viii) all liability for Taxes of any other person pursuant to any contractual agreement entered into on or before the Closing Date.

                  (g) The Buyer shall indemnify and hold harmless the Sellers from and against and in respect of any and all Losses arising out of or due to a breach of any representation, warranty, covenant, condition or agreement of the Buyer contained in this Agreement or any related Ancillary Document.

         SECTION 9.2.  PROCEDURES.

                  (a) If an event giving rise to indemnification under this Agreement occurs or is alleged and the party or parties entitled to receive the benefits of the indemnification provisions hereunder (the "AGGRIEVED PARTY") asserts that a party or parties has become obligated to the Aggrieved Party pursuant to Section 9.1 hereof (the "INDEMNIFYING PARTY"), or if any suit, action, investigation, claim or proceeding (each

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         a "CLAIM") is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Aggrieved Party hereunder, the Aggrieved Party shall give written notice to the Indemnifying Party, promptly after such Aggrieved Party has actual knowledge of any Claim as to which indemnity may be sought; provided, however, that the failure of any Aggrieved Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9.2 except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will have the right, at its option and at its sole cost and expense, upon timely notice to the Aggrieved Party, to assume control of the defense (or otherwise contest or protect the Aggrieved Party against any such Claim) of any Claim by counsel of the Indemnifying Party's choice, provided, however, such counsel is reasonably satisfactory to the Buyer. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such action within a reasonable time, but in no event more than fifteen days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such Claim. If the Indemnifying Party assumes the defense of any such Claim, the obligations of the Indemnifying Party as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim resulting therefrom and to holding the Aggrieved Party harmless to the extent required under Section 9.1 hereof, from and against any and all Losses caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim resulting therefrom. The Aggrieved Party may participate, at its expense, in the defense of such Claim, provided that the Indemnifying Party shall direct and control the defense of such Claim. The Indemnifying Party shall not, in the defense of such Claim resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such Claim. All awards and costs payable by a third party to the Aggrieved Party or the Indemnifying Party shall belong to the Indemnifying Party.

                  (b) If the Indemnifying Party shall not assume the defense of any such Claim resulting therefrom, the Aggrieved Party may defend against such Claim in such manner as it may deem appropriate and, unless the Indemnifying Party shall deposit with the Aggrieved Party a sum equivalent to the total amount demanded in such Claim, but not in excess of the amounts required pursuant to Section 9.1, or shall deliver to the Aggrieved Party a surety bond in form and substance reasonably satisfactory to the Aggrieved Party, but not for more than the amounts required pursuant to Section 9.1, the Aggrieved Party may settle such Claim on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all expenses, legal or otherwise, incurred by the Aggrieved Party in connection with the defense against or settlement of such Claim to the extent provided in Section 9.1 hereof. If no settlement of such Claim is made, the

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such Claim and of all expenses, legal or otherwise, incurred by the Aggrieved Party in the defense against such Claim, to the extent so required pursuant to
         Section 9.1 hereof.

         SECTION 9.3. PROCEDURES RELATING TO TAX CLAIMS. If any Tax authority raises any issue with Buyer, including any Tax matters which could be subject to Dubbell's indemnification under Section 9.1(d), related to the Company or other Subsidiary of the Parent, the Company or the Parent, then Buyer shall promptly notify Dubbell and offer him the right to confer with such Tax authority before any claim for Tax deficiency is raised. In addition, notwithstanding the provisions of Section 9.2, if a Claim is made by any Tax authority which, if successful, is likely to result in an indemnity payment to Buyer or any of its Affiliates pursuant to this Article IX, the Buyer shall notify Dubbell of such claim (a "TAX CLAIM"), stating the nature and basis of such claim and the amount thereof, to the extent known. Failure to give notice under the preceding two sentences shall not relieve Dubbell from any liability which he may have on account of this indemnification or otherwise, except to the extent that Dubbell is materially prejudiced thereby. Dubbell will have the right, at his option and at his sole cost and expense, upon timely notice to the Buyer, to assume control of any defense of any Tax Claim (other than a Tax Claim relating solely to Taxes of the Parent or the Company for a Straddle Period) with his own counsel, provided, however, such counsel is reasonably satisfactory to the Buyer. Dubbell's right to control a Tax Claim will be limited to amounts in dispute which would be paid by Dubbell or for which Dubbell would be liable pursuant to this Article IX. Costs of such Tax Claims are to be borne by Dubbell unless the Tax Claim relates to taxable periods of the Parent or the Company beginning after the Effective Date or to any Straddle Period, in which event such costs will be born by the Buyer or, in the case of the Straddle Period, will be fairly apportioned between Dubbell and the Buyer based upon their proportionate interests. The Buyer Indemnified Parties shall cooperate with Dubbell in contesting any Tax Claim, which cooperation shall include the retention and, upon Dubbell's request, the provision of records and information which are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. Notwithstanding the foregoing, Dubbell shall neither consent nor agree to the settlement of any Tax Claim with respect to any liability for Taxes that may affect the liability for any state or federal income tax of the Parent or the Company or any "affiliated group" (as defined in Section 1504(a) of the Code) of which the Parent or the Company is a member for any taxable period ending subsequent to the Effective Date without the prior written consent of the Buyer, and neither Dubbell, nor any entity controlled by Dubbell, shall file an amended Tax Return that may affect the liability for Taxes of the Parent or the Company without the prior written consent of the Buyer. The Buyer and Dubbell shall jointly control all proceedings taken in connection with any Tax Claims relating solely to a Straddle Period.

         SECTION 9.4. LIMITATIONS ON INDEMNITY. Notwithstanding anything in this
Article IX to the contrary:

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (a) No Indemnifying Party shall have any obligation to make any payment under Section 9.1(a) hereof with respect to any Loss arising out of any breach of a representation or warranty unless the Aggrieved Party shall have suffered or incurred aggregate Losses indemnifiable under this Agreement of $50,000, and then only to the extent such amount exceeds $50,000.

                  (b) The total liability of each Seller under Section 9.1(a),
         (b) and (c) for all claims and obligations under this Article IX shall not exceed the respective Seller's percentage of the Purchase Price received or to be received by such Seller under this Agreement as set forth on EXHIBIT A-2.

         SECTION 9.5. SET OFF AGAINST EARN-OUT PAYMENTS. If, pursuant to this Agreement, an individual Seller becomes obligated to pay any sum of money to the Buyer, then such sum may, at the election of the Buyer, be set off against and shall apply to the Earn-Out Payments any other sums owed by the Buyer to such Seller under Section 2.3 until such sums are completely set off. The rights of set off and payment set forth herein shall not apply to any Tax refund due to Dubbell hereunder, [********************************] The rights of set off and payment set forth herein shall be in addition to, and not in limitation or a waiver of, any rights or remedies of the Buyer under any provisions of this Agreement, whether now or hereafter existing, at law or in equity or by Statute.

         SECTION 9.6. PURCHASE PRICE ADJUSTMENT. The parties agree to treat any payments received under this Article IX as an adjustment to the Purchase Price for all federal, state and local income Tax purposes.

         SECTION 9.7. INSURANCE. In calculating any Loss, there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). To the extent that an Aggrieved Party has insurance coverage with respect to any Loss, such Aggrieved Party shall, and agrees that it will, seek to collect its damages first against such Insurance and only secondarily from an Indemnifying Party, and in the event that any Indemnifying Party is required to indemnify any Aggrieved Party for any such Loss, the Indemnifying Party shall have a right of subrogation with respect to such insurer.

         SECTION 9.8. EXCLUSIVE REMEDIES. Except as otherwise explicitly provided in this Agreement, the sole and exclusive remedy of the Sellers and the Buyer for breach of any of the respective representations, warranties or covenants of the Buyer or the Sellers, respectively, in this Agreement are as set forth in this Article IX, provided, however, that this Section 9.8 shall not limit remedies for fraud. The Buyer acknowledges and agrees that no Seller would have entered into this Agreement but for the inclusion herein of this Section
9.8. The Sellers each acknowledge and agree that the Buyer would not have entered into this Agreement but for the inclusion of this Section 9.8.

         SECTION 9.9. DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED BY SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY,

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

THE SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AT COMMON LAW, BY STATUTE, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THOSE RELATING TO (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

                                   ARTICLE X.
                           TERMINATION AND ABANDONMENT

         SECTION 10.1. METHODS OF TERMINATION; UPSET DATE. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

                  (a) by the mutual written consent of the Sellers through Dubbell or Dubbell's Agent and the Buyer;

                  (b) by the Buyer, if any Seller has materially breached any representation, warranty, covenant or agreement and such breach is either not capable of being cured prior to the Closing or, if such breach is capable of being cured is not so cured within a reasonable amount of time of such breach;

                  (c) by the Sellers through Dubbell or Dubbell's Agent, if the Buyer has materially breached any representation, warranty, covenant or agreement and such breach is either not capable of being cured prior to the Closing or, if such breach is capable of being cured is not so cured within a reasonable amount of time of such breach;

                  (d) by the Buyer, if any material adverse change in the assets, properties, business, operations, net income or financial condition of the Parent or the Company shall have occurred;

                  (e) by the Sellers through Dubbell or Dubbell's Agent or the Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

                  (f) by the Sellers through Dubbell or Dubbell's Agent or the Buyer at any time after February 28, 1998.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         For purposes of this Section 10.1, any claim or lawsuit brought by Promega Corporation or its principal stockholder or any of their respective Affiliates prior to the Closing Date against the Company, the Parent, the Buyer or any other party hereto shall not, in and of itself, be sufficient reason to terminate this Agreement, provided, however, that the foregoing shall not preclude the Buyer from terminating this Agreement as a result of a material breach of any representation or warranty (other than Section 3.16 as it relates to the Promega Dispute).

         SECTION 10.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement pursuant to Section 10.1, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Sellers or the Buyer.

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1.  REPRESENTATION OF SELLERS BY SELLERS' AGENTS.

                  (a) Each of the Sellers hereby irrevocably appoints David W. Dubbell (and his successors herein called "DUBBELL'S AGENT") and Robert
         C. Mierendorf (and his successors herein called the "MINORITY SHAREHOLDERS' AGENT") (herein called the "SELLERS' AGENTS") as his or her agents and attorneys-in-fact to take any action required to be taken by the Sellers under the terms of this Agreement, including, without limiting the generality of the foregoing, the giving and receipt of any notices to be delivered or received by or on behalf of any or all of the Sellers and the right to waive, modify or amend any of the terms of this Agreement, and agrees to be bound by any and all actions taken by such agents on their behalf. The Buyer shall be entitled to rely exclusively upon any communications given jointly by the Sellers' Agents, except where this Agreement specifically refers to Dubbell's Agent or the Minority Shareholder's Agent in which case the Buyer may rely on communications given by the specified agent and the Buyer shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications made by the Sellers' Agents or either of them, as the case may be. The Buyer shall be entitled to disregard any notices or communications given or made by the Sellers unless given or made through the Sellers' Agents, or either of them, as the case may be.

                  (b) In the event of the death or incapacity of either of the Sellers' Agents or his inability to perform his functions hereunder, the Buyer shall be entitled to rely upon any notices or communications given or made solely by or to the remaining Shareholders' Agent until the receipt of notice of the appointment of a new agent and attorney-in-fact. If at any time the offices of one or both of the Sellers' Agents are vacant, then Dubbell or his successors in interest shall appoint another person to serve as Dubbell's Agent, and the Sellers other than Dubbell (herein called the "MINORITY

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SHAREHOLDERS") shall appoint another person to serve as the Minority Shareholders' Agent. Such appointment or appointments shall be deemed to have been made when the identities of the new Agent or Agents have been communicated to the Buyer in writing.

                  (c) The manner and form by which the Sellers shall decide upon any new agent and attorney-in-fact and the manner in which such decisions are to be communicated to the remaining Sellers' Agents shall be decided solely by the Sellers. The Sellers recognize, and hereby acknowledge, that the Sellers' Agents have an interest in the subject matter of this Agreement and that the appointment of such Agents as the Sellers' Agents constitutes an irrevocable power-of-attorney coupled with an interest.

                  (d) The Sellers jointly and severally shall indemnify and hold harmless each of the Sellers' Agents from and against any loss or cost which they or either of them may sustain or incur while acting as Sellers' Agents except that each Sellers' Agent shall bear his own liability and expense arising out of activities that are fraudulent or grossly negligent.

         SECTION 11.2. NATURE AND SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in any Ancillary Document delivered by or on behalf of the Sellers or the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Sellers or the Buyer hereunder. All representations and warranties and agreements made by the parties hereto in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of the Sellers or the Buyer. No suit or action may be commenced for Claims under Section 9.1 at any time more than fifteen (15) months after the Closing Date except for a suit or action brought thereunder for a breach of the representations and warranties set forth in Sections 3.1, 3.15, 3.16 and 3.30 or a suit or action brought to enforce the obligations of Dubbell or the other Sellers, as applicable, under Sections 9.1(a) (with respect to a breach of any covenant, condition or agreement under Sections 6.2, 6.3, 6.6, 6.7, 6.9, 6.10, 6.15, 6.16, 6.17, 6.20, 11.2, 11.5, 11.6, or 11.8 or Article IX), 9.1(b),
9.1(c), 9.1(d), 9.1(e) or 9.1(f) (with respect to which the applicable statute of limitations shall apply).

         SECTION 11.3. PUBLICITY. Prior to the Closing Date, the Sellers shall not, nor shall they permit their respective Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the Buyer. The Buyer shall consult with the Sellers before issuing any press release or otherwise making any public statement with respect to the this Agreement and the transactions contemplated hereby and shall not publicly disclose the names of Pel-Freez, Inc. or David W. Dubbell, except in each case as required by law.

         SECTION 11.4. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the Buyer shall have the unrestricted right to assign this Agreement and/or to delegate all or any part of its obligations hereunder to any Affiliate of the Buyer or to any lender in connection with any financing, but in such event the Buyer shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 11.5. BROKERS, FINDERS AND FINANCIAL ADVISORS. The Buyer, on the one hand, and the Sellers, on the other, represent and warrant to each other that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and the Sellers directly with each other and that no person is entitled to any broker's, finder's or financial advisor's fee in connection with or on account of this Agreement or any transaction herein contemplated, except that Sellers have engaged Vector Securities, Inc. as a financial advisor and shall be obligated for its fees and costs.

         SECTION 11.6. FEES AND EXPENSES. All legal, accounting and other fees, costs and expenses of the Parent, the Company and the Sellers incurred in connection with, or arising out of their obligations contained in, this Agreement and the transactions contemplated hereby shall be paid by the Sellers. All legal, accounting and other fees, costs and expenses of the Buyer incurred in connection with, or arising out of its obligations contained in, this Agreement and the transactions contemplated hereby shall be paid by the Buyer.

         SECTION 11.7. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) by facsimile or by air courier guaranteeing second day delivery directed to the parties at the following addresses:

                  (a)      If to the Buyer, to:

                   CN Biosciences, Inc.
                   10394 Pacific Center Court
                   San Diego, CA  92121
                   Attention:  James G. Stewart
                   Fax:  (619) 450-5522

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  with a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY  10022
                  Attention:  Peter H. Jakes, Esq.
                  Fax:  (212) 821-8111

                  (b)      If to the Sellers' Agents, to:

                  David W. Dubbell
                  Pel-Freez, Inc.
                  205 North Arkansas
                  P.O. Box 68
                  Rogers, AR  72757
                  Fax:  (501) 636-4282

                  and:

                  Robert C. Mierendorf
                  Novagen, Inc.
                  601 Science Dr.
                  Madison, WI  53711
                  Fax:  (608) 238-1388

                  with a copy to:

                  Conner & Winters, a Professional Corporation
                  15 E. Fifth Street
                  Suite 3700
                  Tulsa, OK  74103
                  Attention:  Henry G. Will, Esq.
                  Fax: (918) 586-8982

                  and:

                  Lathrop & Clark
                  740 Regent Street
                  Suite 400
                  P.O. Box 1507
                  Madison, WI  53701
                  Attention:  Michael J. Lawton, Esq.
                  Fax: (608) 257-1507

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (c)      If to the Parent, to:

                  Pel-Freez, Inc.
                  205 North Arkansas
                  P.O. Box 68
                  Rogers, AR  72757
                  Attention:  David W. Dubbell
                  Fax:  (501) 636-4282

                  with a copy to:

                  Conner & Winters, a Professional Corporation
                  15 E. Fifth Street
                  Suite 3700
                  Tulsa, OK  74103
                  Attention:  Henry G. Will, Esq.
                  Fax:  (918) 586-8982

                  (d)      If to Dubbell or Dubbell's Agent, to:

                  David W. Dubbell
                  Pel-Freez, Inc.
                  205 North Arkansas
                  P.O. Box 68
                  Rogers, AR  72757
                  Fax: (501) 636-4282

                  with a copy to:

                  Conner & Winters, a Professional Corporation
                  15 E. Fifth Street
                  Suite 3700
                  Tulsa, OK  74103
                  Attention:  Henry G. Will, Esq.
                  Fax:  (918) 586-8982

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

         SECTION 11.8. RELEASE UNDER SELLERS' ESCROW AGREEMENT. Each Seller hereby jointly and severally indemnifies, releases and holds harmless the Buyer from and against any Losses arising from any and all actions taken under or in connection with the Sellers' Escrow Agreement.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         SECTION 11.9. ENTIRE AGREEMENT. This Agreement, together with the Disclosure Schedule and the exhibits hereto, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Disclosure Schedule, exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         SECTION 11.10. WAIVERS AND AMENDMENTS. The Sellers through the Sellers' Agents or the Buyer may by written notice to the other: (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provision at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party hereto shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Buyer and the Sellers' Agents.

         SECTION 11.11. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 11.12. TITLES AND HEADINGS. The Article and Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         SECTION 11.13. SIGNATURES AND COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         SECTION 11.14. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         SECTION 11.15. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice-of-law provisions thereof.

         SECTION 11.16. KNOWLEDGE. As used in this Agreement, the terms "knowledge" or "best knowledge" or words to that effect shall, as to any person, refer to all facts of which such person shall have written notice or actual knowledge.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                   SELLERS:


                                                   /s/ David W. Dubbell
                                                   ----------------------------
                                                   DAVID W. DUBBELL


                                                   /s/ Dennis Almond
                                                   ----------------------------
                                                   DENNIS ALMOND


                                                   /s/ Corrine Fetherston
                                                   ----------------------------
                                                   CORRINE FETHERSTON


                                                   /s/ Lisa Johnson
                                                   ----------------------------
                                                   LISA JOHNSON


                                                   /s/ Robert Mierendorf
                                                   ----------------------------
                                                   ROBERT MIERENDORF


                                                   /s/ Warren Kroeker
                                                   ----------------------------
                                                   WARREN KROEKER


                                                   /s/ Barbara Morris
                                                   ----------------------------
                                                   BARBARA MORRIS


                                                   /s/ Robert Novy
                                                   ----------------------------
                                                   ROBERT NOVY


                                                   /s/ Tom Van Oosbree
                                                   ----------------------------
                                                   TOM VAN OOSBREE


*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                           PEL-FREEZ, INC.

                                           By:  /s/ David W. Dubbell
                                                ----------------------------
                                                    Name:  David W. Dubbell
                                                    Title:  President

                                           CN BIOSCIENCES, INC.

                                           By:  /s/ Stelios B. Papadopoulos
                                                ----------------------------
                                                Name:  Stelios B. Papadopoulos
                                                Title:  Chief Executive Officer

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   EXHIBIT A-1
                          SHAREHOLDERS OF NOVAGEN, INC.



                                                     Number of Shares of
Name                                                 Company Common Stock
-------------------------------------------------------------------------
Dennis Almond                                                   50
Corrine Fetherston                                              25
Lisa Johnson                                                    25
Warren Kroeker                                                  50
Robert Mierendorf                                              250
Robert Novy                                                     25
Barbara Morris                                                  25
Pel-Freez, Inc.                                              4,500
Tom Van Oosbree                                                 50


*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   EXHIBIT A-2

              SHAREHOLDERS OF NOVAGEN, INC. AS OF THE CLOSING DATE



                                      Number of Shares of                  Percentage of
Name                                 Company Common Stock                 Purchase Price
--------------------                 --------------------                 --------------
Dennis Almond                                50                                   1.0%
Corrine Fetherston                           40                                   0.8%
Lisa Johnson                                 40                                   0.8%
Warren Kroeker                               50                                   1.0%
Robert Mierendorf                           200                                   4.0%
Robert Novy                                  40                                   0.8%
Barbara Morris                               40                                   0.8%
Pel-Freez, Inc.                           4,500                                  90.0%
Tom Van Oosbree                              40                                   0.8%
                                          -----                                  ------
                                          5,000                                 100.0%

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                       EXHIBIT B

        FORM OF OPINION OF COUNSEL TO THE PARENT, THE COMPANY AND DUBBELL

1. Dubbell owns the Remaining Parent Shares on the date hereof, free and clear of any lien, charge or encumbrance, and there are no issued and outstanding shares of capital stock of the Parent other than the Remaining Parent Shares.

2. The Stock Purchase Agreement constitutes a valid and binding obligation of Dubbell and, to our knowledge, the Stock Purchase Agreement and all transactions contemplated thereby will not result in a violation of any of the terms and provisions of any agreement to which Dubbell may be a party or by which Dubbell may otherwise be bound.

3. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Section 3.3 of the Disclosure Schedule, which includes every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

4. The authorized capital stock of the Company consists of 5,000 shares of Company Common Stock, all of which are issued and outstanding. Such shares of Company Common Stock represent all of the issued and outstanding shares of capital stock of the Company. All shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of Company Common Stock, and there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding shares of Company Common Stock.

5. The Company does not own any shares of, or control, directly or indirectly, or have any equity interest in, any Person.

6. The execution, delivery and performance by the Dubbell of the Stock Purchase Agreement and the transactions contemplated thereby do not and will not: (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Company; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, or

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         award, or, to our knowledge, rule, or regulation, of any court, arbitrator, or other governmental or regulatory authority applicable to the Company; (iii) to our knowledge, violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium, right of termination or acceleration to arise, accrue or occur under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which the Company is bound or to which its properties or assets is subject; (iv) to our knowledge, result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company; or (v) to our knowledge, result in the cancellation, modification, revocation or suspension of any License.

7. Except as have been made or obtained, no consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other Person, or declaration to or filing or registration with any such governmental or regulatory authority, is required of or to be made by the Company in connection with the execution, delivery and performance of the Stock Purchase Agreement.

8. Except as set forth in Section 3.16 of the Disclosure Schedule, to our knowledge, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to our knowledge, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Company or its officers, directors, employees, agents or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by the Stock Purchase Agreement. Neither Dubbell nor the Company nor any of his or the Company's assets or properties is subject to, nor does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects the Company's assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by the Stock Purchase Agreement.

9. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has all requisite corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to conduct its businesses as now conducted and as proposed to be conducted. The Parent is duly qualified to do business as a

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         foreign corporation and is in good standing in every jurisdiction listed in Section 4.1 of the Disclosure Schedule, which includes every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

10. The authorized capital stock of the Parent consists of 1,000,000 shares of Parent Common Stock of which 427,200 shares are outstanding on the date hereof. The Remaining Parent Shares represent all of the issued and outstanding shares of the capital stock of the Parent and are owned of record and beneficially by Dubbell, free and clear of any lien, charge or encumbrance. All the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of Parent Common Stock, and there are no outstanding obligations or plans of the Parent to repurchase, redeem or otherwise acquire outstanding shares of Parent Common Stock.

11. Except as set forth in Section 4.3 of the Disclosure Schedule, the Parent does not own any shares of, or control, directly or indirectly, or have any equity interest in, any Person.

12. The Parent has the corporate power to enter into the Stock Purchase Agreement and to carry out its obligations thereunder, including in connection with the Redemption Transaction. The execution and delivery of the Stock Purchase Agreement and the performance by the Parent of its obligations thereunder, including in connection with the Redemption Transaction, have been duly authorized by the Board of Directors of the Parent, and no other corporate proceedings on the part of the Parent are necessary to authorize such execution, delivery and performance. The Stock Purchase Agreement has been duly executed by the Parent and constitutes the valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.

13. The execution, delivery and performance by Dubbell and the Parent of the Stock Purchase Agreement and the transactions contemplated hereby, including the Redemption Transaction, do not and will not: (i) violate or conflict with any provision of the articles of incorporation or by-laws of the Parent; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, or award, or, to our knowledge, rule, or regulations of any court, arbitrator, or other governmental or regulatory authority applicable to the Parent; (iii) to our knowledge, violate,

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium, right of termination or acceleration to arise, accrue or occur under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which either Dubbell or the Parent is a party or by which either of them is bound or to which any of their respective properties or assets is subject; (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Parent; or
         (v) to our knowledge, result in the cancellation, modification, revocation or suspension of any License.

14. Except as have been made or obtained, no consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or any other Person, and no declaration to or filing or registration with any such governmental or regulatory authority, is required of or to be made by the Parent or Dubbell in connection with the execution, delivery and performance of the Stock Purchase Agreement.

15. Except as set forth in Section 4.13 of the Disclosure Schedule, to our knowledge, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to our knowledge, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Dubbell, the Parent or the Parent's officers, directors, employees or agents or any of their respective Affiliates involving, affecting or relating to any assets, properties or operations of the Parent or the transactions contemplated by the Stock Purchase Agreement. None of Dubbell nor the Parent nor any of their assets or properties is subject to, nor, to our knowledge, does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects the Parent's assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by the Stock Purchase Agreement.

16. Opinions in similar form to the above with respect to the ancillary agreements by Parent and the Company where rights are being transferred to Parent or the Company as to due authorization, execution and delivery, validity and enforceability and no conflicts or consents.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         FORM OF OPINION OF COUNSEL TO THE COMPANY MINORITY SHAREHOLDERS

1. Each of the Company Minority Shareholders owns, free and clear of any lien, charge or encumbrance, all of the shares of Company Common Stock set forth after the name of such Minority Shareholder and the Parent on Exhibit A-2 to the Stock Purchase Agreement.

2. The Stock Purchase Agreement constitutes a valid and binding obligation of each Company Minority Shareholder and, to our knowledge, the Stock Purchase Agreement and all transactions contemplated thereby will not result in a violation of any of the terms and provisions of any agreement to which any Company Minority Shareholder may be a party or by which any Company Minority Shareholder may otherwise be bound.

3. To our knowledge, none of the Company Minority Shareholders nor any of their assets or properties is subject to, nor does any basis exist for, any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that which would interfere with the transactions contemplated by the Stock Purchase Agreement.

4. Opinions in similar form to the above with respect to the Sellers' Escrow Agreement and the [************************] as to due authorization, execution and delivery, validity and enforceability and no conflicts or consents.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                       EXHIBIT C


                       FORM OF OPINION OF BUYER'S COUNSEL

         (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Buyer has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted;

         (b) The Buyer has the corporate power to enter into the Purchase Agreement and to carry out its obligations thereunder. The execution and delivery of the Purchase Agreement by the Buyer and the performance of the obligations thereunder have been duly authorized by the Board of Directors of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. The Purchase Agreement has been duly executed by the Buyer and constitute the legal, valid and binding obligations of the Buyer enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought; and

         (c) The execution, delivery and performance of the Purchase Agreement by the Buyer do not and will not violate or conflict with any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Buyer and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument known to us (after inquiry of appropriate officers of the Buyer) to which the Buyer is a party or by which it is bound or to which its properties or assets is subject.

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                       Exhibit D

                    FORM OF CERTIFICATE OF NON-FOREIGN STATUS

         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. As required by Section 7.4(c) of the Stock Purchase Agreement, dated as of November __, 1997, by and among CN Biosciences, Inc. as Buyer, David W. Dubbell, Dennis Almond, Corrine Fetherston, Lisa Johnson, Robert Mierendorf, Warren Kroeker, Barbara Morris, Robert Novy and Tom Van Oosbree, as Sellers and Pel-Freez, Inc. and in order to inform Buyer that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned Seller, the undersigned hereby certifies the following:

         1. Such Seller is not a foreign person, as defined in the Code and the Treasury regulations promulgated thereunder;

         2. Such Seller's U.S. taxpayer identification number is _____________; and

         3. Such Seller's address is ______________________________________.

         Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.




                                                       _________________________
                                                       Name of Seller

Date:  __________  __, 1998

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                       EXHIBIT E

                            SELLERS' ESCROW AGREEMENT


         THIS SELLERS' ESCROW AGREEMENT (this "Agreement") is entered into as of November 25, 1997, by and among DAVID W. DUBBELL ("Dubbell"), DENNIS ALMOND, CORRINE FETHERSTON, LISA JOHNSON, ROBERT MIERENDORF ("Mierendorf"), WARREN KROEKER, BARBARA MORRIS, ROBERT NOVY and TOM VAN OOSBREE (collectively, together with Dubbell and Mierendorf, the "Sellers").

         WHEREAS, Sellers, Pel-Freez, Inc., an Arkansas corporation (the "Parent") and CN Biosciences, Inc., a Delaware corporation (the "Buyer") have entered into a Stock Purchase Agreement dated as of November 25, 1997 (the "Purchase Agreement"), pursuant to which, as a result of the transactions contemplated thereby, the Parent and Novagen, Inc. will become wholly owned subsidiaries of the Buyer; and

         WHEREAS, Section 2.3 of the Purchase Agreement contemplates the execution and delivery of this Agreement providing for the escrow of certain portions of the Purchase Price (as such term is defined in the Purchase Agreement); and

         WHEREAS, simultaneously with the closing of the transactions under the Purchase Agreement (the "Closing") certain of the Sellers have indebtedness that must be repaid from their respective interests in the Purchase Price in order to permit the transactions contemplated by the Purchase Agreement to be consummated (as to any Seller, a "Seller's Obligation");

         WHEREAS, the Sellers, collectively, are responsible for certain closing costs, including fees of investment bankers, attorneys and accountants involved in representing the Sellers in connection with the Purchase Agreement (the "Closing Costs"); and

         WHEREAS, the Sellers wish to make provision for the payment of the various Seller's Obligations and Closing Costs and for the appropriate allocation among them of the net amount of the Purchase Price, including the net amount of the Initial Payment and the Earn Out Amount, if any (as such terms are defined in the Purchase Agreement); and

         WHEREAS, pursuant to the terms of the Purchase Agreement, Dubbell and Mierendorf were appointed to act as Sellers' Agents (as such term is defined in the Purchase Agreement) and the parties now desire that Sellers' Agents also act jointly as escrow agent pursuant to this Agreement and the Sellers' Agents are willing to do so upon the terms and conditions hereinafter set forth;

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

     1. Establishment of Escrow. At the Closing, the Buyer shall deposit with the Sellers' Agents an amount equal to the difference between the Initial Payment of $10,500,000, less [************************************************
************************************************] ("Net Initial Payment") and
the aggregate amount of all discharged Seller's Obligations as contemplated in the following paragraph (the "First Escrow Payment"). Seller's Agents shall acknowledge receipt thereof, as well as receipt of amounts utilized to discharge Sellers' Obligations, to Buyer. Sellers' Agents shall hold the First Escrow Payment and any funds received by them relating to the Earn Out Amount (in the aggregate the "Escrow Fund") in accordance with the terms of this Agreement. The Escrow Fund shall be deposited in an interest bearing account with a commercial bank having aggregate capital, surplus and undivided profits in excess of $100,000,000.

2. Instructions on Payment of Seller's Obligations. On or prior to the Closing Date, any Seller having Seller's Obligation shall so notify the Sellers' Agents, specifying the amount of such Obligation, calculated through the Closing Date, and the name of the creditor to whom such obligation is due and account number of such creditor to which funds should be delivered to discharge such obligation, and such Seller shall instruct the Sellers' Agents, in turn, to instruct the Buyer to deduct from the amount of the Initial Payment and pay directly to the creditor such Seller's Obligation. No Seller shall so instruct, nor shall the Sellers' Agents instruct, the Buyer to pay directly any amount in excess of the Net Initial Payment multiplied by the individual Seller's percentage in Schedule B.

3. Initial Disbursements of Escrow Funds

         (a) The Sellers' Agents shall set aside separate funds out of the Escrow Funds ("Segregated Cost Fund") in an amount equal to two hundred percent (200%) of the estimated costs and expenses to be incurred in connection with the transactions contemplated under the Purchase Agreement (the "Transaction Costs") as set forth on Schedule A. Schedule A represents Sellers' Agents best current estimates of Transaction Costs, but the items listed and the amounts related thereto, as well as the list of advisors, may change prior to the Closing Date. In all cases, amounts paid for actual Transaction Costs shall be paid only against delivery of properly supported invoices from the appropriate advisor. To the extent that any advisor acting on behalf of the Sellers demands partial payment prior to the Closing Date for approved expenses or fees, such amounts may be advanced by Pel-Freez Rabbit Meat, Inc. on behalf of the Sellers, with appropriate approval of the


                                      -2-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Sellers' Agents, and any amounts so advanced will be repaid following the Closing Date out of the Segregated Cost Fund.

         (b) Within three business days following the Closing Date, the Sellers' Agents shall make payments to individual Sellers which payments as to each individual Seller shall be calculated as follows:

                  (i) Net Initial Payment multiplied by such Seller's ownership percentage as set forth in Schedule B, less

                  (ii) such Seller's pro rata share of Transaction Costs calculated by multiplying Transaction Costs by the percentage interest set forth in Schedule B, less

                  (iii) amounts paid directly by Buyer at closing for repayment of such Seller's obligations as contemplated by paragraph 2 hereof.

                  The amounts so calculated shall be paid in accordance with instructions of Sellers' Agents.

         (c) Upon determination of the actual Transaction Costs by the parties hereto, which shall be within 30 days following the closing date hereof, the Sellers' Agents shall pay from the Segregated Cost Fund all actual Transaction Costs. Immediately following the payment and settlement of all Transaction Costs, the Sellers' Agents shall distribute the entire remaining balance of the Segregated Cost Fund, including any investment gains, to Sellers in the percentage interest set forth in Schedule B.

4. Deposit and Disbursement of Earn-Out Amount.

         (a) In accordance with the Purchase Agreement, if an Earn-Out Amount is due to the Sellers, including audit adjustments, then Buyer shall, on or prior to the March 31 following each of the years ending December 31, 1998, 1999 and 2000, deposit with the Sellers' Agents the sum equal to the aggregate Earn-Out Amount due to the Sellers, which such amount shall be held by Sellers' Agents in the Escrow Fund.

         (b) Within 10 business days following the receipt of any Earn-0ut Amount Sellers' Agents shall distribute such amount to the Sellers as follows:
(i) for any Earn-Out Amount received for the year ending December 31, 1998, distribute amounts up to the first $80,000, including any investment gains, to the Sellers in the percentage interest set forth in Schedule C, and distribute any amounts exceeding $80,000, including any investment gains, in the percentage interest set forth in Schedule D; and (ii) for any Earn-Out Amount received for each of the years ending December 31, 1999, and December 31, 2000, respectively, distribute amounts up to the first $160,000 in each year, including any investment


                                      -3-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

gains in the percentage interest set forth in Schedule C, and distribute any amounts exceeding $160,000 in each year, including any investment gains, in the percentage interest set forth in Schedule D. Any amounts to be distributed to the Sellers under this Section 4 and Section 3, above may be made by wire transfer, certified check or any other mutually agreeable means between the Sellers' Agents and the Sellers.

5. Net Worth Adjustment.

The Purchase Agreement provides for adjustments to the Purchase Price (as such term is defined in the Purchase Agreement) which may be paid to the Sellers' Agents. In the event that the adjustment to the purchase price results in additional proceeds to Sellers, such amounts shall be distributed by the Sellers' Agents in accordance with the percentage interest set forth in Schedule
B. In the event that the adjustment to the purchase price results in amounts being owed to Buyers, upon the request of the Sellers' Agents, the Sellers shall promptly pay to the Sellers' Agents their individual share of such amount owed in accordance with the percentage interest set forth in Schedule B.

6. Termination.

Upon distribution to the Sellers of any final Earn-Out Amount earned for the year ended December 31, 2000, including any investment gains, or upon determination that no earnout amounts are due for such period, this Agreement shall terminate in accordance with its own terms; [*****************************
********************************************************************************
********************************************************************************
*****************************************************************]

7. Duties of Sellers' Agents.

         (a) Sellers' Agents shall invest any funds held hereunder only as directed in or pursuant to this Agreement.

         (b) Sellers' Agents shall not be liable, except for their own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Sellers' Agents, the other parties hereto shall jointly and severally indemnify and hold harmless Sellers' Agents from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Agreement. Without limiting the foregoing, Sellers' Agents shall in no event be liable in connection with their investment or reinvestment of any cash held by them hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for


                                      -4-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

any delays (not resulting from their gross negligence or willful misconduct) in the investment, reinvestment or distribution of the Escrow Fund, or any loss of interest incident to any such delays.

         (c) Sellers' Agents shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to them hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Sellers' Agents may act in reliance upon any instrument or signature believed by them to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Sellers' Agents may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Sellers' Agents on behalf of that party unless written notice to the contrary is delivered to Sellers' Agents.

         (d) Sellers' Agents may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not e liable for any action taken or omitted by them in good faith in accordance with such advice.

         (e) In their capacity as Sellers' Agents, Sellers' Agents do not have any interest in the Escrow Fund deposited hereunder and are serving as escrow holder only while having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The Sellers will provide Sellers' Agents with appropriate Internal Revenue Service Forms W-9 for tax identification number certification. This Section 6(e)and Section 6(b) above shall survive notwithstanding any termination of this Agreement.

         (f) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Sellers' Agents are in doubt as to what action they should take hereunder, Sellers' Agents shall be entitled to retain the Escrow Fund until Sellers' Agents shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or
(ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Sellers' Agents shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Sellers' Agents to the effect that the order is final and non-appealable. Sellers' Agents shall act on such court order and legal opinion without further question.


                                      -5-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         (g) The parties hereto agree that Sellers' Agents shall not receive a fee for their services as escrow agent under this Agreement. Sellers' Agents shall be entitled to reimbursement for all customary out of pocket expenses incurred by them for acting as escrow agent hereunder. Such reimbursement shall be paid from the Escrow Fund from time to time as such costs are incurred by Sellers' Agents.

         (h) Sellers' Agents shall, upon request from any individual Seller, make available to such Seller supporting documentation showing amounts computed pursuant to this Agreement. If any Seller shall dispute any calculation made by the Sellers' Agents under this Agreement, such Seller shall notify the Sellers' Agents of the nature and amount of such dispute. If the Sellers' Agents and such Seller, after reasonable efforts, are unable to resolve such dispute, such Seller shall have the right to engage an independent accountant to examine and opine on the calculations made hereunder. Costs of such independent accountant shall be borne by the Seller, if such accountant confirms the calculations of the Sellers' Agents, or by the Sellers' Agents if such accountant confirms in favor of such Seller the amounts so disputed.

8. Limited Responsibility.

         This Agreement expressly sets forth all the duties of Sellers' Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Sellers' Agents.

9. Resignation of Sellers' Agents.

         (a) A Sellers' Agent may resign as escrow agent and be discharged from his duties or obligations hereunder by giving at least 30 days written notice to the other parties hereto specifying a date when such resignation shall take effect; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties hereto shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice of resignation. If the parties fail to agree on a successor escrow agent within such time, the resigning Sellers' Agent shall have the right to appoint his successor escrow agent.

         (b) The successor escrow agent shall execute and deliver an instrument accepting his appointment and agreeing to be bound by the terms and conditions of this Agreement and shall, without further acts, be vested with all the rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent hereunder. Upon the effective appointment of a successor

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
escrow agent, the resigning Sellers' Agent shall be discharged from any further duties under this Agreement.

10. Notices.

All notices, consents, waivers and other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt),
(b) when sent by facsimile (with electronic confirmation of receipt), or (c) on the third day after being sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addressees and facsimile numbers set forth below (or to such other addresses ad facsimile numbers as a party may designate by notice to the other parties):

         Sellers' Agents or Sellers:         David W. Dubbell
                                             Pel-Freez, Inc.
                                             205 North Arkansas
                                             P.O. Box 68
                                             Rogers, Arkansas  72757
                                             Facsimile No.: (501) 636-4282

                                             and

                                             Robert C. Mierendorf
                                             Novagen, Inc.
                                             601 Science Drive
                                             Madison, Wisconsin  53711
                                             Facsimile No.:  (608) 238-1388

         With a copy to:                     Conner & Winters
                                             3700 First Place Tower
                                             15 East 5th Street
                                             Tulsa, Oklahoma 74103-4344
                                             Attention: Henry G. Will
                                             Facsimile No.: (918) 586-8982


11. Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original land all of which, when taken together, will be deemed to constitute one and the same.

12. Section Headings.

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

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
13. Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercises of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to e a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13. Exclusive Agreement and Modification.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not e amended except by a written agreement executed by all of the parties hereto.







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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
14. Governing Law.

This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



SELLERS' AGENTS:                             SELLERS:


-----------------------                      --------------------------
David W. Dubbell                             David W. Dubbell


-----------------------                      ---------------------------
Robert Mierendorf                            Dennis Almond


                                             --------------------------
                                             Corrine Fetherston


                                             ---------------------------
                                             Lisa Johnson


                                             ---------------------------
                                             Robert Mierendorf


                                             ---------------------------
                                             Warren Kroeker


                                             ---------------------------
                                             Barbara Morris


                                             ---------------------------
                                             Robert Novy


                                             ---------------------------
                                             Tom Van Oosbree

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
                                   SCHEDULE A


                                TRANSACTION COSTS

Estimated Costs and Expenses:

Vector Securities International, Inc.                                   $450,000
Conner and Winters                                                       170,000
Coopers and Lybrand                                                      170,000
Gary Speed                                                                10,000
                                                                        --------
             TOTAL                                                      $800,000
                                                                        ========

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE B


                           STOCK OWNERSHIP PERCENTAGE

Name of Seller                                   Seller's Stock Ownership Percentage
--------------                                   -----------------------------------
David W. Dubbell                                                 90.0%
Corrine Fetherston                                                0.8%
Lisa Johnson                                                      0.8%
Robert Mierendorf                                                 4.0%
Barbara Morris                                                    0.8%
Robert Novy                                                       0.8%
Tom Van Oosbree                                                   0.8%
Dennis Almond                                                     1.0%
Warren Kroeker                                                    1.0%
                                                                ------
               TOTAL                                            100.0%
                                                                ======

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE C


                          SELLERS' THRESHOLD PERCENTAGE


Name of Seller                                      Seller's Threshold Percentage
--------------                                      -----------------------------
David W. Dubbell                                              90%
Corrine Fetherston                                          1-1/3
Lisa Johnson                                                1-1/3
Robert Mierendorf                                           1-1/3
Barbara Morris                                              1-1/3
Robert Novy                                                 1-1/3
Tom Van Oosbree                                             1-1/3
Dennis Almond                                                   1
Warren Kroeker                                                  1
                                                             ----
               TOTAL                                         100%
                                                             ====

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE D


                          SELLERS' INCENTIVE PERCENTAGE

Name of Seller                                      Seller's Incentive Percentage
--------------                                      -----------------------------
David W. Dubbell                                                 50%
Corrine Fetherston                                                8
Lisa Johnson                                                      8
Robert Mierendorf                                                 8
Barbara Morris                                                    8
Robert Novy                                                       8
Tom Van Oosbree                                                   8
Dennis Almond                                                     1
Warren Kroeker                                                    1
                                                                ---
               TOTAL                                            100%
                                                                ===

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                                                       EXHIBIT F

[This page has been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.]

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with the Commission pursuant to a request for confidential treatment.

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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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
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Commission pursuant to a request for confidential treatment.]


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
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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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Commission pursuant to a request for confidential treatment.]


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
                                                                       EXHIBIT G

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the ___ day of ________, 199_, between CN Biosciences, Inc., a Delaware corporation (the "Company") and Robert
C. Mierendorf (the "Employee").

         1. Effective Date. This Employment Agreement shall become effective on the ___ day of _______, 199_ (the "Effective Date").

         2. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment all upon the terms and conditions herein set forth.

         3. Duties. The Employee is engaged as President and General Manager of Novagen, a wholly owned subsidiary of CN Biosciences, Inc. located in Madison, WI, and will report to the Chairman and Chief Executive Officer of the Company and hereby promises to perform and discharge well and faithfully all duties of this position.

         4. Extent of Services. The Employee shall devote his entire time, attention and energies to the business of the Company and shall not during the term of this Employment Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, nor shall this be construed as preventing the Employee from purchasing securities in any corporation whose securities are regularly traded provided that such purchases shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company, without the express prior written consent of the Company.

         5. Compensation.

                  (a) For services rendered under this Employment Agreement, the Company shall pay the Employee a salary at the rate of $_______ per annum (the "Base Salary"), payable (after deduction of applicable payroll taxes as an employee in

                                                      Initials: _____      _____

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

the State of Wisconsin) in equal bi-weekly installments. The Employee shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including medical insurance and retirement programs which may be adopted from time to time during the term hereof by the Company. On an annual basis, the Company shall review Employee's salary and make such adjustment as may be warranted based upon Employee performance, Company financial performance, economic conditions, etc.

                  (b) At the conclusion of each Fiscal Year, the Employee shall be eligible for, and the Company in its sole discretion, may award an executive bonus up to a maximum of 30% of Base Salary, based upon a number of factors including achievement of the Company's financial objectives, Employee performance and achievement of mutually acceptable objectives and input from the Compensation Committee of the Board of Directors.

         6. Paid Time Off. During the term of this Employment Agreement, the Employee shall be entitled to paid time off consistent with the Company's "Cal Time" policy regarding vacation and sick time. For purposes of determining the amount of such benefit, Employee's term of employment shall be determined based upon the hire date at Novagen, prior to acquisition by the Company.

         7. Expenses. During the term of this Employment Agreement, the Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with the business of the Company and in performance of his duties under this Employment Agreement upon the Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

         8. Term.

                  (a) The Employee's employment under this Employment Agreement shall commence on the Effective Date and shall expire on the two year anniversary date thereof. Notwithstanding the foregoing, the Company may at its election, terminate the Employee's employment hereunder as follows:

                           (i) Upon thirty (30) days notice if the Employee
becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of ninety (90) days and is continuing at the time of such notice; or


                                                      Initials: _____      _____

                                      -2-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                           (ii) For "Cause" upon notice of such termination to
the Employee. For purposes of this Employment Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the reasonable determination by the Chief Executive Officer that the Employee has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) the Chief Executive Officer's reasonable determination that the Employee has engaged or is about to engage in conduct materially injurious to the Company, (C) the Employee's having been convicted of a felony, or (D) A material breach by the Employee of any of the other covenants or representations herein; or

                           (iii) Without Cause by honoring the terms of a
separate Severance Agreement executed between the Company and Employee.

                           (iv) Upon the death of the Employee.

                  (b) Not later than ninety (90) days prior to the expiration of the stated term of this Employment Agreement, the parties shall begin to negotiate in good faith the terms of any extension of this Employment Agreement, provided that neither party shall be under any obligation to enter into such an extension. In the case of a renewal and unless otherwise agreed to in writing by both parties, the terms and conditions of this Employment Agreement shall apply to any renewals or extensions thereto.

         9. Stock Options. The Company will grant incentive stock options to Employee at the earliest practicable date following the Effective Date of this Employment Agreement. The Company anticipates the granting of ________ options to purchase the Company's common stock, at the fair market value of the stock on the date which the Stock Option Committee of the Board of Directors meets to finalize such grant. It is anticipated that such options will vest 20% per year from the date of grant.

         10. Representations. The Employee hereby represents to the Company that
(a) he is legally entitled to enter into this Employment Agreement and to perform the services contemplated herein and is not bound under any employment or consulting agreement to render services to any third party, (b) he has the full right, power and authority, subject to no rights of third parties, to grant to the Company the rights contemplated by paragraph 11 hereof, and (c) he does not now have, nor within the last three years has he had, any ownership interest in any business enterprise (other than interest in publicly traded corporations where his ownership does not exceed one percent (1%) or more of the equity capital) which is a customer of the Company, any

                                                      Initials: _____      _____

                                      -3-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

of its subsidiaries, or from which the Company or any of its subsidiaries purchases any goods or services or to whom such corporations owe any financial obligations or are required or directed to make any payments.

         11. Inventions.

                  (a) The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company or any of its subsidiaries, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its subsidiaries or which arise from the efforts of the Employee during the course of his employment for the Company or any of its subsidiaries. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and its subsidiaries and disclosed by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

                  (b) The Employee has been notified and understands that the provisions of this Section 11 do not apply to any of the aforementioned inventions, ideas, disclosures and improvements that qualify fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

                           (i) Any provision in an employment agreement which
provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                                                      Initials: _____      _____

                                      -4-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    (a) Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                                    (b) Result from any work performed by the
employee for the employer.

                           (ii) To the extent a provision in an employment
agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subsection (i), the provision is against the public policy of this state and is unenforceable.

         12. Insurance. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith. The Company will ensure that Employee, as an officer of the Company, is added to the Company's insurance policy for Officers and Directors Liability insurance.

         13. Notices. Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing and if sent by registered mail to Mr. Robert C. Mierendorf at his home address as reflected on the records of the Company, in the case of the Employee, or Mr. Stelios B. Papadopoulos, Chief Executive Officer, CN Biosciences, Inc., 10394 Pacific Center Court, San Diego, CA 92121, in the case of the Company.

         14. Waiver of Breach. A waiver by the Company or the Employee of a breach of any provision of this Employment Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         15. Governing Law. This Employment Agreement shall be governed by and construed and enforce in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws provisions thereof.

         16. Assignment. This Employment Agreement may be assigned, without the consent of the Employee, by the Company to any person, partnership, corporation, or other entity which has purchased substantially all the assets of the Company, provided such assignee assumes all the liabilities of the Company hereunder.

         17. Entire Agreement. This Employment Agreement contains the entire agreement of the parties and supersedes any and all agreements, letter of intent or

                                                      Initials: _____      _____

                                      -5-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

understandings between the Employee and (a) the Company, (b) any member of the Calbiochem Novabiochem Group or (c) any of the Company's principal shareholders, affiliates or subsidiaries regarding employment. This Employment Agreement may be changed only by an agreement in writing signed by a party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                                                      Initials: _____      _____

                                      -6-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day first herein above written.

                                    CN BIOSCIENCES, INC.



                                    By:_________________________________________
                                             Stelios B. Papadopoulos
                                             Chief Executive Officer



                                    By:_________________________________________
                                             Robert C. Mierendorf
                                             Employee


                                                      Initials: _____      _____

                                      -7-
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT H


                        ASSIGNMENT AND LICENSE AGREEMENT


         This Agreement is made this ___ day of ___________, 199__, by and among NOVAGEN, INC. (the "Company"), a corporation organized and existing under the laws of the State of Arkansas; PEL-FREEZ, INC. (the "Parent"), a corporation organized and existing under the laws of the State of Arkansas; and PEL-FREEZ RABBIT MEAT, INC. ("PFRM"), a corporation organized and existing under the laws of the State of Arkansas.

                                    RECITALS:

         A. The Company or the Parent currently owns all right, title and interest in and to the Patent Right and possesses the rRTF Technology.

         B. The Company and the Parent are being acquired by CN Biosciences, Inc. (the "Buyer") under a Stock Purchase Agreement, dated _____________ (the "SPA"), pursuant to which the Buyer will acquire control of all of the issued and outstanding stock of the Company (the transaction contemplated under the SPA is hereinafter referred to as the "Transaction").

         C. As part of the consideration under the SPA, the Company, or the Parent, as applicable, agrees to transfer and/or assign all right, title and interest in and to the rRTF Technology and the Patent Right to PFRM under the terms and conditions hereinafter set forth.

         D. The parties acknowledge that in order to practice the rRTF Technology and the Patent Right and produce rRTF products, PFRM must obtain certain rights to other technologies which the Company currently possesses under the Existing Licenses. PFRM desires the Company's assistance in obtaining such rights and the Company is willing to provide such assistance. Until PFRM can obtain such rights, the Company is willing to enter into an agreement to manufacture and sell rRTF products exclusively for PFRM.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below and in the PSA, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         1.1 "Patent Right" means pending U.S. Patent Application 08/683,007, entitled _____________, any patent issuing therefrom, any reissues, reexaminations, or extensions thereof, and any corresponding foreign patents or patent applications.

         1.2 "rRTF" shall mean recombinant rabbit tissue factor.

         1.3 "rRTF Technology" means the production protocols, biological materials and know-how necessary for the production of rRTF together with the process disclosed in the Patent Right.

         1.4 "Research Reagent Market" means the sale of packaged quantities of rRTF in up to 1.0 mg containers for use in academic and commercial product research applications.

         1.5. "Licensed Products" means any products, except coagulation diagnostic products, that employ or are in any way produced by the practice of an invention claimed in the Patent Right or that would otherwise constitute infringement of any claims of the Patent Right.

         1.6 "Licensed Territory" is Worldwide.

         1.7 "Existing Licenses" means the licenses entered into by the Company granting it certain rights necessary to practice the rRTF Technology and produce rRTF products and that are set forth on the attached Appendix 1.

                      ARTICLE II - ASSIGNMENT AND TRANSFER

         2.1 The Company and/or Parent, as applicable, hereby sell, assign and transfer to PFRM all right, title and interest in and to the Patent Right, except as specifically provided herein, and agree to take all steps necessary to record such assignment with the United States Patent and Trademark Office. Furthermore, the Company and/or Parent, as applicable, agree to transfer all right, title and interest in and to, and possession of any and all rRTF Technology to PFRM as soon as practicable following the closing of the Transaction, as set forth in the PSA.

         2.2 Upon the assignment and transfer set forth in Section 2.1 above, the Company and Parent shall be prohibited from practicing any part of the rRTF Technology, except that the Company shall not be prohibited from using generalized know-how also utilized in the manufacture of rRTF for manufacture of non-rRTF products, provided that (i) such know-how was also used by Company in the manufacture of such other products as of the date of the closing


                                       2
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

of the Transaction or (ii) such know-how is now, or at any time in the future becomes, generally known or available to the public through no fault of the Company or the Parent.

              ARTICLE III - EXISTING LICENSES AND SUPPLY AGREEMENT

         3.1 The Company and PFRM hereby acknowledge and agree that the Company shall continue to hold and benefit from the Existing Licenses, provided, however, that the Company agrees that it shall not exercise any rights under such licenses to do any of the following, except with the prior written consent of PFRM:

                  (a) make or sell coagulation diagnostic products;

                  (b) sublicense rights to any third party to make, use or sell coagulation diagnostic products; or

                  (c) assert rights to prevent PFRM from obtaining and exercising rights to practice the technologies that are the subject of the Existing Licenses to make, have made, use or sell coagulation diagnostic products or to sublicense such rights.

         3.2 The Company shall use its best efforts to assist PFRM in obtaining licenses (or sublicenses) from the licensors of the Existing Licenses that are necessary to practice the rRTF Technology and to make, use, and sell rRTF products on terms comparable to those contained in the Existing Licenses. Upon request by PFRM, the Company shall release any rights it has under the Existing Licenses related to coagulation diagnostic products, provided that the Company receive $5,000 as consideration for releasing such rights.

         3.3 Recognizing that PFRM cannot practice the rRTF Technology and make, use, and sell rRTF products until it can obtain the rights discussed in this
Article III, the parties agree to negotiate and execute a supply agreement, pursuant to which the Company will manufacture and sell exclusively for PFRM between 500 and 800 milligrams of rRTF product in accordance with agreed upon specifications at a price to PFRM of $156/mg.

                           ARTICLE IV - LICENSE GRANT

         4.1 PFRM hereby grants to the Company a nonexclusive license, limited to the Research Reagent Market, under the Patent Right and the rRTF Technology to make, use and sell Licensed Products in the Licensed Territory.


                                       3
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                               ARTICLE V - ROYALTY

         5.1 In consideration for the license granted in Article IV, the Company agrees to pay to PFRM a royalty on sales of Licensed Products equal to $54/mg. If, however, the Licensed Product is purchased by the Company directly from PFRM for resale, the cost of such product to the Company, including royalty, shall be $156/mg.

                        ARTICLE VI - PAYMENTS AND REPORTS

         6.1 The Company shall provide PFRM with a written report of all sales of Licensed Products for which a royalty is due or payable under this Agreement. Such report shall be due within thirty (30) days of the end of each calendar quarter, whether or not royalties are due, and shall be accompanied by a payment to PFRM of all earned royalties due under Section 5.1.

         6.2 The Company shall keep books and records sufficient to verify the accuracy and completeness of the Company's accounting referred to above, including without limitation, the manufacture, use and sale of Licensed Products for which a royalty is due hereunder and shall make such books and records available for inspection by PFRM, or its designee, upon reasonable notice and during normal hours of operation.

                    ARTICLE VII - SUBLICENSING AND ASSIGNMENT

         7.1 The Company is not granted the right to sublicense any rights under the Patent Right or the rRTF Technology granted hereunder.

                      ARTICLE VIII - CHALLENGE TO VALIDITY

         8.1 In the event the Company or a third party contests or otherwise challenges the validity of the Patent Right, the Company shall continue to pay royalties with respect to the patent as if such contest or challenge were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort. In the event any such claims are ultimately held valid by a court of last resort, then the Company shall reimburse PFRM for its actual expenses, including reasonable attorneys fees, incurred in defending said contest of validity.

                        ARTICLE IX - TERM AND TERMINATION


                                       4
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         9.1 The term of the license granted hereunder shall begin on the effective date of this Agreement and continue until the Patent Right is no longer an enforceable patent unless this Agreement is otherwise terminated as provided herein or as permitted by law.

         9.2 If the Company at any time defaults in the timely payment of any monies due to PFRM or commits any breach of any covenant herein contained, and the Company fails to remedy any such breach or default within thirty (30) days after written notice thereof, PFRM may, at its option, terminate this Agreement and the license granted hereunder by giving written notice of such termination to the Company.

         9.3 This Agreement may be terminated at any time upon the mutual written agreement of the parties.

                             ARTICLE X - WARRANTIES

         10.1 The Company represents and warrants that as of the effective date of this Agreement, it has the power to enter into this Agreement.

         10.2 PFRM represents and warrants that it has the power to enter into this Agreement and that, upon the assignment and transfer of the Patent Right and rRTF Technology as provided herein, it has the right to grant the license granted to the Company in this Agreement. However, nothing in this Agreement shall be construed as:

                  (a) A warranty or representation by PFRM as to the validity or scope of the Patent Right;

                  (b) A warranty or representation that anything made, used, or sold under the license granted hereunder shall not infringe the patent rights of third parties; or

                  (c) An obligation to furnish any know-how or any services other than those specified in this Agreement.

         10.3 The Company represents and warrants that it is relying solely on its own technical expertise in the manufacture, use and sale of Licensed Products, and is not relying on PFRM in any way.


                                       5
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                           ARTICLE XI - MISCELLANEOUS

         11.1 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and all prior negotiations, representations, agreements and understandings are merged into, extinguished by, and completely expressed in this Agreement. Neither party shall be bound by any definition, condition, warranty, or representation other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the party to be bound thereby.

         11.2 If any provision of this Agreement shall be held unenforceable or invalid, that provision shall be considered severable from this Agreement and shall neither act to terminate this Agreement nor affect the validity of the remaining provisions.

         11.3 The parties hereto are independent contractors and not joint venturers or partners.

         11.4 This Agreement may not be amended or modified except by mutual written agreement. Neither party may waive or release any of its rights or interests in this Agreement except in writing. Failure to assert any right arising from the Agreement shall not be deemed or construed as a waiver of such right.

         11.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         11.6 Any notice or payment required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to personal delivery, transmission by facsimile or delivery by a professional courier service or the time when sent by certified or registered mail, addressed to the other party at the appropriate address below or at such changed address as the parties shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt:

         To Company/Parent:         Novagen, Inc.
                                    Attn: _______________
                                    _____________________
                                    _____________________
                                    _____________________


                                       6
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         To PFRM:                   Pel-Freez Rabbit Meat, Inc.
                                    Attn: _____________________
                                    ___________________________
                                    ___________________________


                                       7
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                    NOVAGEN, INC.

                                    By:      ___________________________
                                    Its:     ___________________________

                                    PEL-FREEZ, INC.

                                    By:      ___________________________
                                    Its:     ___________________________

                                    PEL-FREEZ RABBIT MEAT, INC.

                                    By:      ___________________________
                                    Its:     ___________________________


                                       8
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   APPENDIX 1

         1. Research License dated February 1, 1990, between Novagen, Inc. and Associated Universities, Inc., operator of Brookhaven National Laboratory, for technology represented by U.S. Patent Application Serial No. 002,408 (now U.S. Patent ___________________ (Studier et al), issued ___________), entitled,
"Cloning and Expression of the Gene for Bacteriophage T7 RNA Plymerase."

         2. License dated June 20, 1994, as amended July 11, 1995, between Novagen, Inc. and Associated Universities, Inc., operator of Brookhaven National Laboratory, for technology represented by U.S. Patent 4,952,496 (Studier et al), issued August 28, 1990, entitled, "Cloning and Expression of the Gene for Bacteriophage T7 RNA Polymerase."

         3. License dated May 26, 1995, between Novagen, Inc. and Genetics Institute, Inc., for certain patent rights relating to thioredoxin fusion expression systems and recombinant enterokinase cleavage enzyme.

         4. License dated May 11, 1995, between Novagen, Inc. and the President and Fellows of Harvard College, for certain biological materials identified as the trxB strain of E. coli developed by Dr. Jonathan Beckwith and Alan Derman ("Beckwith Plasmid Strain").

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    EXHIBIT I


                                BEVSCO AGREEMENT


         This Agreement is made this ___ day of ___________, 199__, by and among NOVAGEN, INC. (the "Company"), a corporation organized and existing under the laws of the State of Arkansas; PEL-FREEZ, INC. (the "Parent"), a corporation organized and existing under the laws of the State of Arkansas; and PEL-FREEZ RABBIT MEAT, INC. ("PFRM"), a corporation organized and existing under the laws of the State of Arkansas.

                                    RECITALS:

         A. The Company and the Parent are being acquired by CN Biosciences, Inc. (the "Buyer") under a Stock Purchase Agreement, dated _____________ (the "SPA"), pursuant to which the Buyer will acquire control of all of the issued and outstanding stock of the Company (the transaction contemplated under the SPA is hereinafter referred to as the "Transaction").

         B. The Parent entered into license agreements related to the baculovirus expression vector system with: (i) BevsCo, Inc. ("BEVSCO"), dated August 30, 1995 (the "BEVSCO License"); and (ii) Texas A&M University System ("TAMUS"), dated September 12, 1995 (the "TAMUS License"). (The BEVSCO License and the TAMUS License are hereinafter collectively referred to as the "BEVS Licenses" and BEVSCO and TAMUS are hereinafter referred to as the "BEVS Licensors".)

         C. PFRM desires rights similar to those granted to the Company and/or the Parent under the BEVS Licenses and further wishes to limit the Company's and the Parent's exercise of their respective rights under such licenses.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below and in the SPA, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. BEVS LICENSES. The parties hereby acknowledge that the Company, or the Parent, as applicable, shall retain the BEVS Licenses, provided, however, that the Company and the Parent agree that neither shall exercise any rights under such licenses to do any of the following, except with the prior written consent of PFRM, such consent not to be unreasonably withheld:

                  (a) make, use or sell coagulation diagnostic products;

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (b) sublicense rights to any third party to make, use or sell coagulation diagnostic products; or

                  (c) assert rights to prevent PFRM from obtaining and exercising rights to use the technology that is the subject of the BEVS Licenses to make, have made or sell coagulation diagnostic products or to sublicense such rights (collectively, the "Licensed Rights").

         2. ASSISTANCE. The Company or the Parent shall use its commercially reasonable efforts to assist PFRM in obtaining licenses from the BEVS Licensors to exercise the Licensed Rights on terms comparable to those contained in the BEVS Licenses. Upon request by PFRM, the Company or the Parent shall use commercially reasonable efforts to negotiate with BEVSCO and/or TAMUS to release or assign, transfer or otherwise provide to PFRM all the Company's or the Parent's rights under the BEVS Licenses related to coagulation diagnostic products (but not with respect to any academic and commercial product research applications), provided that PFRM shall pay to the Company $50,000 as consideration for the transfer of such rights.

         3. SUPPLY AGREEMENT. In the event that PFRM is unable to obtain a license from BEVSCO or TAMUS to exercise the Licensed Rights on terms acceptable to PFRM, the Company shall enter into good faith negotiations with PFRM regarding a supply agreement, pursuant to which PFRM would release the Company from the restrictions set forth in Section 1 and the Company would manufacture and sell exclusively to PFRM any coagulation product requested by PFRM subject to the BEVS Licenses at a price approximately equal to 1.5 times the direct cost to develop and manufacture such product.

         4. TERM. The term of this Agreement shall begin on the effective date of this Agreement and continue for a period of ________ years. This Agreement may be renewed upon such termination by written notice signed by both parties.

         5. ASSIGNMENT. This Agreement may not be transferred or assigned by either party, except with the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, the Company may assign its rights under this Agreement in connection with the transfer of all or substantially all of the assets of the Company or may assign such rights to any affiliate.

         6. MISCELLANEOUS.

                  (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and all prior negotiations, representations, agreements and understandings are merged into, extinguished by, and completely expressed in this Agreement. Neither party shall be bound by any definition, condition, warranty, or representation other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the party to be bound thereby.


                                        2
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  (b) If any provision of this Agreement shall be held unenforceable or invalid, that provision shall be considered severable from this Agreement and shall neither act to terminate this Agreement nor affect the validity of the remaining provisions.

                  (c) The parties hereto are independent contractors and not joint venturers or partners.

                  (d) This Agreement may not be amended or modified except by mutual written agreement. Neither party may waive or release any of its rights or interests in this Agreement except in writing. Failure to assert any right arising from the Agreement shall not be deemed or construed as a waiver of such right.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (f) Any notice given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to personal delivery, transmission by facsimile or delivery by a professional courier service or the time when sent by certified or registered mail, addressed to the other party at the appropriate address below or at such changed address as the parties shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt:

         To Company/Parent:         Novagen, Inc.
                                    Attn: _______________
                                    _____________________
                                    _____________________

         To PFRM:                   Pel-Freez Rabbit Meat, Inc.
                                    Attn: _____________________
                                    ___________________________
                                    ___________________________

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                    NOVAGEN, INC.

                                    By:      ___________________________
                                    Its:     ___________________________


                                       3
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                    PEL-FREEZ, INC.

                                    By:      ___________________________
                                    Its:     ___________________________

                                    PEL-FREEZ RABBIT MEAT, INC.

                                    By:      ___________________________
                                    Its:     ___________________________


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with the Commission pursuant to a request for confidential treatment.

                                                                       Exhibit J


                              ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT ("Assignment") is made as of this ____ day of December, 1997 by and between MAI SYSTEMS CORPORATION ("MAI"), PEL-FREEZ, INC. ("PFI"), PEL-FREEZ RABBIT MEAT, INC. ("PFRMI") and NOVAGEN, INC. ("NOVAGEN").

         In consideration of the mutual promises and covenants contained herein, MAI, PFI and NOVAGEN agree as follows:

         1. Acquisition. On March 7, 1997 Oracle Corporation, through its Datalogix International, Inc. division ("Datalogix"), sold to MAI certain of the assets of Datalogix relating to the CIMPRO product line, including a Software License and Support Agreement with PFI (the "CIMPRO Agreement"), by and between PFI as licensee and Datalogix as licensor. MAI represents that it is the owner of the CIMPRO Software and the authorized licensor under the CIMPRO Agreement.

         2. Assignment of CIMPRO AGREEMENT. PFI has advised MAI that it desires to assign to PFRMI and Novagen certain of its rights under the CIMPRO Agreement as follows: PFI and Novagen shall receive one "Site License" and 30 PC user licenses as defined in the CIMPRO Agreement, and (b) and PFRMI shall receive two "Site Licenses," 66 PC user licenses and "40+" module as defined in the CIMPRO Agreement.

         3. Consent to Assignment to PFRMI and NOVAGEN. Conditioned upon PFRMI's and NOVAGEN's agreement to be bound by the terms and conditions of the CIMPRO Agreement, MAI hereby consents to the assignment of the CIMPRO Agreement from PFI to PFRMI and NOVAGEN effective upon the full execution of this assignment by all parties referenced in Section 1.

         4. Acknowledgment by MAI That Software Support Fees Paid Through September 30, 1998. MAI hereby acknowledges that all software support fees have been paid for the CIMPRO Agreement (e.g. for all 3 site licenses and all 96 PC user licenses and the 40+ module) through September 30, 1998.

         5. Ability to Transfer License from NOVAGEN to PFRMI. MAI hereby consents to the possible future transfer of the license assigned to NOVAGEN herein, from NOVAGEN to PFRMI, provided that PFRMI agrees to be bound by all the conditions of the CIMPRO Agreement.

[SIGNATURE BLOCKS ON NEXT PAGE]

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  IN WITNESS WHEREOF, MAI, PFI, PFRMI and NOVAGEN have executed this Assignment as of the dates set forth below.

PEL-FREEZ, INC.                             PEL-FREEZ RABBIT MEAT, INC.



By: _________________________               By: ________________________

Name: _______________________               Name: ______________________

Title: ______________________               Title: _____________________

Date: _______________________               Date: ______________________

MAI SYSTEMS CORPORATION                     NOVAGEN, INC.

By: _________________________               By: ________________________

Name: Luke Brown                            Name:
Title: Vice President                       Title:

Date: _______________________               Date: ______________________


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
                                                                       EXHIBIT K

         The following are the principal terms of agreements to be negotiated in good faith prior to the Closing.

1.       HUMAN HERPES VIRUS 6 ANTIBODIES (HHV6 AB)

         The parties will agree that all know-how, production protocols and biological materials necessary for the production of Human Herpes Virus 6 antibodies (collectively, "HHV6 AB") and all patent rights to the process disclosed in pending U.S. Application 08/683,060 shall be transferred from the Parent to PFRM. The Company shall not be prohibited from using after Closing generalized know-how also utilized in the manufacture of HHV6 for other non-HHV6 products if such know-how was also used to manufacture other products as of Closing by the Company or if such know-how is in the public domain.

         PFRM and the Company shall negotiate in good faith the terms of a nonexclusive license for the use of the HHV6 AB rights in the manufacture and sale of research reagents in the Research Reagent Market. The "Research Reagent Market" shall constitute academic and commercial product research applications. The Company shall not sell any kit containing the HHV6 AB or HHV6 AB as reagents to be used for diagnostic purposes or for inclusion in a diagnostic kit.

2.       OEM SUPPLY AGREEMENT FOR E. COLI BLOCKER, PELLET PAINT(TM) AND PCR
         MARKER.

         PFRM and the Company shall negotiate in good faith the terms of a supply agreement for the Company to manufacture on a nonexclusive OEM basis E. coli blocker, Pellet Paint(TM) and PCR marker. The agreement shall be for the following volumes and prices:

PRODUCT                                 PRICE                                  QUANTITY
E. COLI BLOCKER                         $2,828.00/                             from 100 liter fermentation
                                        cell pellet
PELLET PAINT(TM)                           $10.00                                 100 microliter package
PCR MARKER                              $46/Unit                               50-300
                                        $40/Unit                               301-500

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

PRODUCT                                 PRICE                                  QUANTITY
                                        $35/Unit                               501-800

All technology rights, not otherwise used by PFRM as of Closing for the manufacture of other products or in the public domain, related to these products shall remain with the Company, including rights to the trademark Pellet Paint(TM). PFRM shall not be licensed to use the mark Pellet Paint(TM), except with attribution on the same page in all product literature and labels that the mark is found that it is the trademark of the Company.

3.       DIAGNOSTIC APPLICATION RIGHTS, GENERALLY

         The Company shall not be prohibited from using after Closing generalized know-how also utilized in the manufacture of non-diagnostic products if such know-how was also used to manufacture such products as of Closing by the Company or if such know-how is in the public domain or independently developed. In any event, the Company will agree that it shall not (1) use any such rights for the manufacture or sale of transplantation and coagulation diagnostic products, (2) sublicense such rights to any third party for transplantation and coagulation diagnostic products or (3) assert such rights to prevent PFRM from using such rights to make, have made or sell or sublicense others to make, have made or sell such transplantation and coagulation diagnostic products.

4.       RED NOVA(R) LYSATE TECHNOLOGY RIGHTS

         The Company has developed a special protocol for the manufacture of a raw material for the Company's Red Nova(R) Lysate (Red Nova(R) Technology). PFRM agrees not to use the Company Red Nova(R) Lysate Technology (or the registered trademark for such product), except however, that PFRM shall not be precluded from using any (1) technology it previously used, (2) technology it independently developed without reference to the Company Red Nova(R) Lysate technology, (3) information in the public domain or (4) information lawfully obtained without reference to the Company Red Nova(R) Lysate Technology or confidential information of the Company. A copy of the Company Red Nova(R) Lysate Technology shall be preserved for evidentiary purposes by counsel for the parties.

         PFRM and the Company shall negotiate in good faith the terms of a supply agreement for the Company to supply the following quantities at the stated price:


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with the Commission pursuant to a request for confidential treatment.

PRODUCT                                 PRICE/QUANTITY
-------                                 --------------
Red Nova(R) Lysate                      $15.26/milliliter

5.       INTER-COMPANY AGREEMENT

         The parties shall negotiate in good faith the terms of a continuing cooperation agreement related to shared leasehold space in Madison, Wisconsin, the use by the Company of a DNA sequencer, the use by PFRM of the Company supplies and the reimbursement by PFRM of local telephone expenses charged to the Company. PFRM shall continue to occupy the leasehold space which consists of a maximum of the same area occupied at time of closing for an additional six-month term and thereafter on a month-to-month basis, provided that either party may give 90 days notice of termination following the end of the six-month term. The rent (including appropriate utilities) shall be determined on a pro rata basis based upon the relative square footage of usable space occupied. PFRM will obtain appropriate insurance for its employee(s).

6.       THE ANTHONY NOLEN BONE MARROW TRUST RIGHTS

         All contractual rights between the Parent and The Anthony Nolen Bone Marrow Trust shall be transferred from the Parent to PFRM.

7.       MOLECULAR BIOLOGY APPLICATION RIGHTS, GENERALLY

         PFRM will not assert any rights or any claim against the Company for the Company products sold prior to the Closing.


                                       3
*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.

[All schedules listed in the Table of Contents have been intentionally omitted. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.]

*Portions of this document have been intentionally omitted and filed separately with the Commission pursuant to a request for confidential treatment.